UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Torchmark Corporation
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March 19, 2018

To the Shareholders of
TORCHMARK CORPORATION (the Company):

Torchmark Corporation’s 2018 Annual Meeting of Shareholders (Annual Meeting) will be held at Company headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time, on Thursday, April 26, 2018. The Annual Meeting will be conducted using Robert’s Rules of Order and Torchmark Corporation’s Shareholder Rights Policy. This policy is posted on the Company’s website at http://www.torchmarkcorp.com or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying Notice and Proxy Statement discuss proposals which will be submitted to a stockholder vote. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you.

It is important that your shares be voted at the Annual Meeting. Please mark, sign, and return your proxy or vote over the telephone or on the Internet. If you attend the Annual Meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2017.

Sincerely,

Gary L. Coleman Co-Chairman and Chief Executive Officer

Larry M. Hutchison Co-Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders
to be held April 26, 2018

To the Holders of Common Stock of
TORCHMARK CORPORATION

The Annual Meeting of Shareholders of Torchmark Corporation will be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on Thursday, April 26, 2018 at 10:00 a.m., Central Daylight Time. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.torchmarkcorp.com. The meeting will be conducted in accordance with Robert’s Rules of Order and our Shareholder Rights Policy. You will be asked to:

1.	Elect the fourteen nominees shown in the proxy statement as directors to serve for one-year terms or until their successors have been duly elected and qualified.

2.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

3.	Approve the Torchmark Corporation 2018 Incentive Plan.

4.
Approve on an advisory basis the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in the Proxy Statement.

5.	Transact any other business that properly comes before the meeting.

The Board of Directors recommends that you vote FOR Proposals 1, 2, 3 and 4 above. These matters are more fully discussed in the accompanying proxy statement.

The close of business on Friday, March 2, 2018 is the record date for determining shareholders who are entitled to notice of and to vote at the Annual Meeting. You are requested to mark, date, sign, and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the Annual Meeting in person. You may also choose to vote your shares over the telephone or on the Internet. You may revoke your proxy at any time before it is voted at the meeting.

The Annual Meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Carol A. McCoy
Vice President, Associate Counsel & Corporate Secretary

McKinney, Texas
March 19, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 26, 2018:
The Company’s Proxy Statement and 2017 Annual Report are available at: http://www.torchmarkcorp.com/investors/annualreports.

Perquisites and Personal Benefits	33

PROXY STATEMENT

PROXY SUMMARY
Company Highlights

2017 was another good year for the Company. Return on equity, excluding net unrealized gains on fixed maturities, was 14.3% and total premiums grew 5%. Agency sales grew 8%, driven by increases in both agent count and productivity. We have had sales growth in each of our exclusive agencies now for four years in a row. We believe the Company is well positioned to create sustainable growth and build shareholder value for years to come. The charts below highlight what we consider to be the most important metrics we use to evaluate our business.

Executive Compensation

The compensation recommendations and decisions for 2017 of our management, the Compensation Committee, with the aid of its independent compensation consultant, Board Advisory, Inc. (formerly Board Advisory, LLC), and the independent members of the Board, with respect to the persons who served as Co-CEOs during 2017, are summarized in the separate executive summary of Compensation Discussion and Analysis on page 26 of this Proxy Statement.

Corporate Governance

Corporate governance remains a focus of our Board and Company management. In 2017, our efforts for improvements in corporate governance continued, led by the Co-CEOs of the Company, our independent Lead Director and the Governance and Nominating Committee. We launched a search for new directors as a part of our Board refreshment process, resulting in the February 2018 election to the Board of Directors of Linda L. Addison, Cheryl D. Alston and Mary E. Thigpen. Our comprehensive project for succession planning at all levels of Company management using both internal and external resources continued in 2017. We continued to file annual reports under the Risk Management and Own Risk Solvency Assessment (ORSA) regulation with state insurance regulators on behalf of the Company and its insurance subsidiaries in a process actively overseen by the senior management level Enterprise Risk Management Committee. Finally, in 2017, we issued an Environmental, Social and Governance (ESG) Report, a copy of which is posted on the Company's website at http://www.torchmarkcorp.com/investors, reflecting our ongoing commitment to sustainable business practices. Additional information about Corporate Governance is found on pages 19 through 25 of this Proxy Statement.

Meeting Actions

At Torchmark Corporation’s 2018 Annual Meeting of Shareholders, you are being asked to:

1.
Elect Directors – Fourteen of our current directors are standing for re-election to a one-year term based upon a majority voting standard: Charles E. Adair, Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, David L. Boren, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez, Lamar C. Smith, Mary E. Thigpen and Paul J. Zucconi.

Information about the director nominees’ qualifications and tenure on the Board is located on pages 3 to 7 of this Proxy Statement.

2.
Approve Auditors – Deloitte and Touche, LLP, who have served as Torchmark Corporation’s registered independent public accountants since 1999, are proposed to be ratified to continue in that role for 2018.

3.	Approve the Torchmark Corporation 2018 Incentive Plan – You are being asked to approve a new 2018 equity incentive plan to replace the existing 2011 Incentive Plan, which will be frozen.

4.
Advise on Executive Compensation – You are being asked to approve, on a non-binding advisory basis, the executive compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the various compensation tables and accompanying narrative compensation disclosures found on pages 26 to 48 of this Proxy Statement.

PROPOSAL NUMBER 1

Election of Directors

The Company’s By-laws provide that there will be not less than seven nor more than fifteen directors with the exact number to be fixed by the Board of Directors. Effective February 26, 2018, the number of directors was set at fifteen persons. At that time, the Board also determined to reduce the number of directors to fourteen persons effective upon the retirement of Lloyd W. Newton, as discussed below.

The Board of Directors proposes the election of Charles E. Adair, Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, David L. Boren, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez, Lamar C. Smith, Mary E. Thigpen and Paul J. Zucconi as directors, each to hold office for a one-year term, expiring at the close of the Annual Meeting of Shareholders to be held in 2019 and until his or her successor is elected and qualified. Upon their re-nomination as directors, all directors tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy. Lloyd W. Newton will retire from the Board with 12 years of Board service immediately prior to the Annual Meeting of Shareholders on April 26, 2018.

Non-management directors first elected to the Board prior to April 28, 2005 must retire from the Board at the annual meeting of shareholders which immediately follows their 78th birthday. Non-management directors first elected to the Board after April 28, 2005 must retire from the Board at the annual meeting of shareholders immediately following their 74th birthday. Directors who are employees/officers of the Company must retire from active service as directors at the annual meeting of shareholders immediately following their 70th birthday.

If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board unless the Board reduces the number of directors.

The Board recommends that the shareholders vote FOR the election of all of the nominees.

Profiles of Director Nominees

Charles E. Adair
	Independent Director	Chair, Governance and Nominating Committee

Principal Occupation: President of Kowaliga Capital, Montgomery, Alabama, an investment management company since December 1993.

He is also a director of Tech Data Corporation and of Rayonier Advanced Materials, Inc. He formerly served as a director of PSS World Medical, Inc. (2002-2013).

Mr. Adair holds a B.S. in Accounting from the University of Alabama and participated in the Advanced Management Program at Harvard Business School.

He brings to the Board extensive corporate governance experience developed from more than 20 years of experience as the former President and Chief Operating Officer of a NASDAQ-listed pharmaceutical and medical supplies distributor. Additionally, Mr. Adair has served on both public and private company boards, participating in acquisitions, divestitures and debt and equity financings.

Director since April 2003
Age 70

Linda L. Addison
	Independent Director	Member, Compensation Committee
(Effective April 2018)

Principal occupation: Immediate Past Managing Partner and Former Chair of the Management Committee of Norton Rose Fulbright US LLP since January 2017. (Formerly Managing Partner and Chair of the Management Committee of Norton Rose Fulbright US LLP, 2013-2016; Global Head of Dispute Resolution and Litigation of Norton Rose Fulbright, 2013-2014; Partner-in-Charge of New York office of Fulbright & Jaworski LLP, 2009-2013).
She is also a director of Catalyst, the Kay Bailey Hutchison Center for Energy, Law and Business, and the M.D. Anderson Center Board of Visitors. Additionally, she serves as a Trustee of the University of Texas Law School Foundation.
Ms. Addison earned a B.A. from the University of Texas at Austin and a J.D. from the University of Texas School of Law.
As a global business leader with more than three decades of practical experience, Ms. Addison brings a broad array of skills to the Board, including expertise in corporate governance, accounting, technology, strategic planning, risk assessment and risk management, compensation/benefits oversight and marketing.

Director since February 2018
Age 66

Marilyn A. Alexander
	Independent Director	Member, Governance and Nominating Committee

Principal occupation: Self-employed management consultant since November 2003 and Principal in Alexander & Friedman, LLC, Laguna Beach, California, a management consultancy practice focusing on business planning, brand strategy and development, communications, process and organizational issues since January 2006.
She also serves as a director of DCT Industrial Trust, Inc. She formerly served as a director of Tutor Perini Corporation (2008-2016). Additionally, she is a member of the Board of Governors, Chapman University, Orange, California.

Ms. Alexander has an A.B. in Philosophy from Georgetown University and an M.B.A. from Wharton Graduate School at the University of Pennsylvania.

Ms. Alexander contributes to the Board from her extensive expertise in finance, marketing and strategic planning based upon more than 35 years of experience at top corporations including Disneyland Resort where she was Senior Vice President and Chief Financial Officer, Walt Disney World Resort, Marriott Corporation and Towers Perrin as well as in her own consultancy practice.

Director since February 2013
Age 66

Cheryl D. Alston
	Independent Director	Member, Audit Committee
(Effective April 2018)

Principal occupation: Executive Director and Chief Investment Officer of the Employees' Retirement Fund of the City of Dallas, Texas ("ERF"), a $3.6 billion pension plan for the City's civilian employees, since October 2004.
Ms. Alston serves on the Board of CHRISTUS Health, Blue Cross Blue Shield of Kansas City, and the Federal Home Loan Bank of Dallas. She formerly served as a director of Mercy Health in St. Louis, MO and as a member of the Pension Benefit Guaranty Corporation Advisory Committee.

She received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and a M.B.A. from the Leonard N. Stern School of Business at New York University.

With a career spanning more than 20 years in the financial services industry, including positions at ERF, Cigna Corporation and Chase Global Securities, Ms. Alston brings to the Board significant experience in the areas of strategic planning, investment management, asset allocation, corporate governance, finance and budget administration.

Director since February 2018
Age 51

David L. Boren
	Independent Director	Member, Governance and Nominating Committee

Principal occupation: President of The University of Oklahoma, Norman, Oklahoma since November 1994.

He also serves as Chairman, Oklahoma Foundation for Excellence Board of Trustees (1984-Present) and as a Trustee for Bloomberg Family Foundation (2010-Present). He formerly served as Co-Chair, President’s Intelligence Advisory Board, U.S. Government (2009-2014). Additionally, he formerly served as a director of Continental Resources, Inc. (2009-2017).

Mr. Boren holds a B.A. from Yale University, a Masters in Politics, Philosophy and Economics from Oxford University and a J.D. from the University of Oklahoma College of Law.

He brings to the Board a diverse set of skills with a focus on governance, human resources and compensation issues from his experiences as an Oklahoma state legislator, a former Governor of and U.S. Senator from Oklahoma and his present position as the President of the University of Oklahoma, where he oversees 13,000 employees and an annual operating budget of $1.6 billion.

Director since April 1996
Age 76

Jane M. Buchan
	Independent Director	Member, Compensation Committee

Principal Occupation: Chief Executive Officer and Managing Director of Pacific Alternative Asset Management Company, LLC, Irvine, California, an institutional fund of funds for pension plans of corporations, state governments and foreign retirement trusts, since March 2000; Co-CEO of PAAMCO Prisma Holdings since June 2017.

Ms. Buchan is a director of AGF Management Limited. She formerly served as Chairwoman and Director of the Chartered Alternative Investment Association (CAIA). She is a Trustee of Reed College, Portland, Oregon and University of California Irvine Foundation.

She earned a B.A. in Economics from Yale University and an M.A. and a Ph.D. in Business Economics/Finance from Harvard University.

Ms. Buchan's 30+ year career as an investment professional, including experience as an analyst at J.P. Morgan Investment Management, various positions (including Director of Quantitative Analysis and Chief Investment Officer of Non-Directional Strategies) at Collins Associates, an institutional fund of funds and consulting firm, and as founder, Managing Director and CEO of Pacific Alternative Asset Management Company provides the Board with a broad range of investment management skills.

Director since October 2005
Age 54

Gary L. Coleman
Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012. (Formerly Executive Vice President and Chief Financial Officer of Company, September 1999-May 2012).

Mr. Coleman is also a member of the Board of Directors, Texas Rangers Baseball Foundation.

He has a B.B.A. from the University of Texas at Austin.

Mr. Coleman's 43 years of experience, which includes seven years at KPMG where he primarily served insurance clients and 33 years in various accounting, financial and investment positions at the Company and its subsidiaries, including service as the Chief Financial Officer of the Company for 13 years, provides the Board with financial and operating perspectives from both management and independent accounting.

Director since August 2012
Age 65

Larry M. Hutchison
Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012. (Formerly Executive Vice President and General Counsel of the Company, September 1999-May 2012).

Mr. Hutchison received a B.B.A. in Economics from the University of Iowa and a J.D. from Drake University.

He contributes valuable legal, human resources, and governmental and industry relations perspectives to the Board from his 37 years of experience as an in-house corporate attorney and business executive, including six years at two different insurers prior to joining the Company and its subsidiaries as a staff attorney more than 32 years ago and culminating in 15 years of service as the General Counsel of the Company.

Director since August 2012
Age 64

Robert W. Ingram
	Independent Director	Member, Audit Committee

Principal Occupation: Retired Accounting Educator. (Formerly Senior Associate Dean, 2004-May 2008, and Ross-Culverhouse Professor of Accounting in Culverhouse College of Commerce, University of Alabama, Tuscaloosa, Alabama, 2002-July 2009).

He has a B.A. in English from Eastern New Mexico University, a M.A. in English from Abilene Christian University and Ph.D. in Accounting from Texas Tech University.

Mr. Ingram’s background of 32 years as an accounting educator at the undergraduate and graduate collegiate levels at four different universities and his experience as Director of the Culverhouse School of Accountancy and Senior Associate Dean of the Culverhouse College of Commerce at the University of Alabama provides the Board with extensive accounting, financial reporting and management expertise.

Director since October 2005
Age 69

Steven P. Johnson
	Independent Director	Member, Audit Committee

Principal occupation: Financial Consultant and Advisor for Boulder Creek Development, LLC, a developer of office/warehouse buildings, primarily for smaller businesses, and its affiliated companies since June 2013. (Formerly Senior Partner for Deloitte & Touche, LLP, 2010-2013).

He earned a B.B.A. from the University of Wisconsin-Eau Claire.
Mr. Johnson brings to the Board considerable expertise in accounting, auditing, corporate governance, Sarbanes-Oxley compliance and enterprise risk management, as well as insurance industry experience as an external auditor, stemming from his 41 year career with Deloitte & Touche, LLP, where he held a variety of senior firm leadership and client service positions, including Worldwide Lead Client Service Partner for several prominent firm clients and six years as Deputy Managing Partner - Operations.

Director since November 2016
Age 67

Darren M. Rebelez
	Independent Director	Chair, Compensation Committee

Principal Occupation: President of International House of Pancakes, LLC (IHOP) of Glendale, California, a leading family dining brand with franchise locations throughout the United States and internationally, since May 2015. (Formerly Executive Vice President and Chief Operating Officer of 7-Eleven, Inc. (7-Eleven), Dallas, Texas, the world’s largest convenience store chain, August 2007-October 2014).

Mr. Rebelez also serves as a director of Children of Fallen Patriots Foundation.

He has a B.S. in General Engineering from the United States Military Academy and an M.B.A. from the University of Houston.

Through his roles at IHOP and 7-Eleven, companies which also target the middle income market, Mr. Rebelez brings to the Board experience in store development, franchising, information technology and business transformation. His prior work at ExxonMobil and Thornton Oil Corporation provides the Board with expertise in merchandising, strategic planning, management and marketing.

Director since February 2010
Age 52

Lamar C. Smith
	Independent Director	Member, Audit Committee

Principal Occupation: Retired Financial Services Executive. Director and majority owner of Coles Bay Capital LLC, Forth Worth, Texas, a private holding company acquiring and operating other companies, since February 2013. (Formerly Owner and Chief Executive Officer, Vista Commercial Technologies, LLC, Fort Worth, Texas, a supplier of custom fabricated components for defense equipment, December 2011-December 2013).

He is also a National Association of Corporate Directors (NACD) Governance Fellow and serves as Chairman of the Board of Trustees, Search Ministries, Inc. and as a board member of Christian Prayer Breakfast of Fort Worth & Tarrant County, Inc.

Mr. Smith holds a B.S./B.B.A. from Georgia State University.

He gained valuable experience over a 30-year career at First Command Financial Services, a financial planning company providing insurance, mutual funds and banking services to middle income families including current and former military officers, as its President and Chief Operating Officer for seven years and as its Chairman and Chief Executive Officer for 15 years. Mr. Smith furnishes a perspective on insurance marketing issues and the operations of a large independent insurance and financial services agency.

Director since October 1999
Age 70

Mary E. Thigpen
	Independent Director	Member, Audit Committee
(Effective April 2018)

Principal occupation: Chief Executive Officer and Director of OpsDataStore, LLC , Johns Creek, Georgia, a big data analytics and visualization software company, since October 2017. (Formerly self-employed consultant providing advisory services in strategy development, technology assessments and global go-to-market operational competencies, Sept. 2015 - October 2017 and February 2011 - November 2013; Chief Executive Officer of North Plains, LLC, Toronto, Canada, a global digital marketing software company, April 2014 - August 2015).
Ms. Thigpen also serves as a director of Achievelt Online, LLC.
She received a B.S. in Mathematical and Computer Sciences from Clemson University.
Ms. Thigpen provides the Board with expertise in technology, strategic planning, corporate governance, international business, sales and marketing developed as a result of her time as a Chief Executive Officer at OpsDataStore and North Plains and through senior leadership positions at Cox Communications, BearingPoint, Arthur Andersen LLP and Hewlett-Packard Company, as well as through her consultancy practice.

Director since February 2018
Age 58

Paul J. Zucconi
	Independent Director	Chair, Audit Committee

Principal occupation: Business Consultant, Plano, Texas, since January 2001.

Mr. Zucconi formerly served as a director of Affirmative Insurance Holdings, Inc. (2004-2015) and American Beacon Funds (26 funds) (2008-2013). He is a former member of the North Texas Board of Directors, National Kidney Foundation.

He holds a B.S. and a M.B.A. from Cornell University.

Mr. Zucconi brings to the Board extensive experience in accounting, financial reporting and auditing (both internal and independent) from work as an internal auditor in the U.S. Air Force Auditor General’s office and his 33 year career with KPMG, where he was a partner for 25 years and very active in professional practice areas with significant emphasis on financial services, including 17 years as a SEC Reviewing Partner. Since his retirement from KPMG in 2001, he has worked as a business consultant using his accounting expertise.

Director since July 2002
Age 77

The following table provides an overview of relevant skills and experience brought to the Board by each of the Director Nominees:

DIRECTOR SKILLS MATRIX

PROPOSAL NUMBER 2

Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm of the Company for the year ending December 31, 2018 will be presented to the shareholders at the Annual Meeting. Deloitte served as the Company’s independent registered public accounting firm, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2017 and has served in this capacity since 1999.

In 2017, in addition to its annual evaluation of Deloitte, the Audit Committee of the Board engaged in a comprehensive process to solicit information from multiple independent accounting firms, including Deloitte, to enable the Audit Committee to evaluate whether a change in the Company’s independent registered public accounting firm might be appropriate. This process focused on an assessment of the depth of insurance experience of the respective engagement teams of each of the participating firms as well as an evaluation of the quality of the audits performed by such firms. As part of this process, with assistance from senior accounting personnel at the Company, the Audit Committee critically assessed each of the participating firms, focusing on the depth of insurance experience of their respective audit engagement teams and on evaluations of the quality of their audits by the Public Company Accounting Oversight Board (PCAOB). Based upon its annual evaluation of Deloitte and the foregoing assessment process, the Audit Committee of the Board has concluded that Deloitte should be retained as the Company’s independent registered public accounting firm, has appointed Deloitte to serve in such capacity for 2018, and has recommended that the shareholders ratify Deloitte's appointment for 2018.

A representative of Deloitte is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

The Board recommends that stockholders vote FOR the proposal.

PROPOSAL NUMBER 3

 Approval of Torchmark Corporation 2018 Incentive Plan

On February 26, 2018, the Board of Directors of the Company adopted, subject to stockholder approval, the Torchmark Corporation 2018 Incentive Plan (the “2018 Plan").

We currently maintain the Torchmark Corporation 2011 Incentive Plan (the “Prior Plan”) under which new equity awards may be granted. As of the record date, March 2, 2018 there were approximately 8,766,000 shares of our common stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 184,000 shares of our common stock reserved and available for future awards under the Prior Plan which will be made available under the 2018 Plan. If our stockholders approve the 2018 Plan, all future equity awards will be made from the 2018 Plan, and we will not grant any additional awards under the Prior Plan.

The following table presents certain information regarding outstanding awards and shares available for grant under the Prior Plan as of March 2, 2018:

Total stock options outstanding	7,852,338
Weighted-average exercise price of stock options outstanding	60.06
Weighted-average remaining duration of stock options outstanding	5.41
Total full value awards outstanding[1]	914,122
Shares available for grant under the Prior Plan[2]	183,604
Total shares of common stock outstanding	113,851,304
1 Assumes outstanding performance share awards vest at the maximum level.
2 These shares will be made available under the 2018 Plan. No future awards will be granted under the Prior Plan if stockholders approve the 2018 Plan.

A summary of the 2018 Plan is set forth below. This summary is qualified in its entirety by the full text of the Torchmark Corporation 2018 Incentive Plan, which is attached to this Proxy Statement as APPENDIX B.

Background for Request to Approve Additional Shares under 2018 Plan

Significant Historical Award Information. Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, the Company has maintained an average equity run rate of only 1.5% of shares outstanding per year. Dilution measures the degree to which the Company’s stockholders’ ownership has been diluted by stock-based compensation awarded under the Company’s various equity plans and also includes shares that may be awarded under the Company’s various equity plans in the future (“overhang”).

The following table shows how the Company’s key equity metrics have changed over the past three years:

Key Equity Metrics	2017	2016	2015
Equity Run Rate[1]	1.83%	1.49%	1.27%
Overhang[2]	9.0%	10.6%	12.5%
Dilution[3]	6.4%	6.3%	6.8%
1 Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year.
2 Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.
3 Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year. For the purpose of these calculations, shares are counted on the basis of the method utilized in the current plan.

Number of Shares Requested. The Company considered several factors in determining to request 8.8 million shares for the 2018 Plan:

•
Assuming stockholder approval of the 2018 Plan, 8,984,000 shares (8,800,000 new shares and approximately 184,000 shares which will be made available under the 2018 Plan from the Prior Plan) will be available for future grants. The Company expects this amount to last for approximately 4 years of awards. This estimate is based on a run rate average of 1.77%. While the Company believes this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact the Company’s future equity share usage.

•
The total overhang resulting from the share request, including awards outstanding under all of the Company’s equity plans, represents approximately 13.5% of the shares outstanding as of the Record Date.

Share Counting. The Company considered the dilutive effect of the different awards that could be granted under the 2018 Plan. The counting mechanism included in the 2018 Plan reflects the relative Shareholder Value Transfer (SVT) of each award type. SVT is calculated as the total value of equity grants divided by the market capitalization of the Company. This approach utilizes a true “fungible” count between award types. The one exception is the fact that we count time-based restricted stock at 125% of the rate used for performance-based awards. While this differential is not supported purely from a SVT perspective, it does reflect a suitable shareholder focus by counting these awards at a higher rate.

Summary of the 2018 Plan

Purpose. The purpose of the 2018 Plan is to promote the Company’s success and enhance the value of the Company by linking the personal interests of the Company’s employees, officers, directors and consultants to those of its stockholders, and by providing participants with an incentive for outstanding performance. The 2018 Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration. The 2018 Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to:

•	designate participants;

•	grant awards;

•	determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof;

•	establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2018 Plan; and

•	make all other decisions and determinations that may be required under the 2018 Plan.

The full Board may at any time elect instead to administer the 2018 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2018 Plan.

Eligibility. The 2018 Plan permits the grant of incentive awards to employees, officers, directors, and consultants of the Company and its affiliates as selected by the Compensation Committee. As of March 2, 2018, the number of eligible participants was approximately 180. The number of eligible participants may increase over time based upon our future growth.

Awards to Non-Employee Directors. Awards granted under the 2018 Plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Compensation Committee may not make discretionary grants under the 2018 Plan to non-employee directors.

Permissible Awards. The 2018 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”;

•
stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of common stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•
restricted or deferred stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•
performance awards which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2018 Plan may be granted in the form of a performance award);

•
dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment as provided in the 2018 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2018 Plan is 8,800,000, plus a number of additional shares of common stock (not to exceed 184,000) available for awards as of March 2, 2018 under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Share Counting. Awards of options and SARs with up to a seven-year term count against the number of shares remaining available for issuance under the 2018 Plan as .85 shares for each share covered by such awards. Awards of options and SARs with seven to ten-year terms count against the number of shares remaining available for issuance under the 2018 Plan as one (1) share for each share covered by such awards. Full-value awards that vest based on performance criteria other than continued service count against the number of shares remaining available for issuance under the 2018 Plan as 3.1 shares for each share covered by such awards. Full-value awards that vest solely on continued service count against the number of shares remaining available for issuance under the 2018 Plan as 3.88 shares for each share covered by such awards.

•
The full number of shares subject to an option or SAR shall count against the number of shares remaining available for issuance under the 2018 Plan, even if fewer shares are actually delivered to a participant as a result of a net settlement or withholding of shares to satisfy the exercise price or tax.

•
Shares withheld from an award to satisfy tax withholding requirements shall count against the number of shares remaining available for issuance under the 2018 Plan, and shares delivered by a participant to satisfy tax withholding requirements shall not be added to the 2018 Plan share reserve.

•
To the extent that an award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the award will be added back to the plan share reserve and again be available for issuance pursuant to awards granted under the 2018 Plan.

•
To the extent that the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve and again be available for issuance under the 2018 Plan.

Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2018 Plan within a single calendar year to any one participant is as follows:

•	options, 300,000;

•	stock appreciation rights, 300,000;

•	restricted stock or stock units, 100,000; and

•	other stock-based awards, 150,000.
The maximum aggregate amount that may be paid with respect to cash-based awards under the 2018 Plan to any one participant in any fiscal year of the Company shall be $4,000,000. The maximum dollar amount of awards that may be granted under the 2018 Plan to any non-employee director within a single calendar year is $450,000.

Performance Goals. The Committee is authorized to grant any award under the Plan, including cash-based award, with performance-based vesting criteria as determined by the Compensation Committee. The Compensation Committee may establish performance goals for performance awards based on any criteria selected by the Compensation Committee. Such performance goals may be based on Company-wide objectives or objectives that relate to the performance of a participant, an affiliate of the Company, or a division, region, department or function within the Company or an affiliate. The Compensation Committee may provide in any performance award, at the time the performance goals are established, that any evaluation of performance may exclude or otherwise be objectively adjusted for any specified unusual circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (c) accruals for reorganization and restructuring programs; and (d) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•
the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:
(A) upon the occurrence of a change in control of the Company (as defined in the 2018 Plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and

•
the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the change in control, and

(B) with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2018 Plan), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•
the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.

In addition, subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee may, in its discretion accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Clawbacks.  Awards made under the 2018 Plan will be subject to the Clawback Provisions described on page 33 of this Proxy Statement and may be recaptured by the Company upon the occurrence of certain specified events.

Adjustments. In the event of a transaction between us and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2018 Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2018 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of our common stock into a lesser number of shares, the authorization limits and annual award limits under the 2018 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. Our Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2018 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, our Board or the Compensation Committee may condition any amendment on the approval our stockholders for any other reason. No termination or amendment of the 2018 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require stockholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2018 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2018 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2018 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time (subject to a possible limitation on deductibility under revised Code Section 162(m)).

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time (subject to a possible limitation on deductibility under revised Code Section 162(m)). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time (subject to a possible limitation on deductibility under revised Code Section 162(m)).

Cash-Based Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based performance award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time(subject to a possible limitation on deductibility under revised Code Section 162(m)).

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2018 Plan.

Internal Revenue Code Section 162(m). The Tax Cuts and Jobs Act was enacted on December 22, 2017. Among other things, the Tax Cuts and Jobs Act substantially modifies Section 162(m) of the Code to eliminate the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. This means that beginning in 2018, all compensation paid to certain executive officers in excess of $1 million will generally be nondeductible regardless of whether such compensation was performance-based.
Additionally, beginning in 2018, executive officers subject to Section 162(m) (the “Covered Employees”) will include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year. Once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.
Pursuant to the Tax Cuts and Jobs Act transition rules, the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. The Compensation Committee may avail itself of this transition rule to the extent it is available. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. The Compensation

Committee will not limit its decisions with respect to executive compensation to preserve deductibility under Section 162(m) if the Committee determines that doing so is in the best interests of the company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2017 regarding compensation plans under which the Company’s equity securities are authorized for issuance. The following table does not include any shares which may be added by the adoption of the 2018 Plan in the event that Proposal 3 is approved by the stockholders of the Company.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by shareholders	6,753,801	$43.79	2,964,320
Equity compensation plans not approved by shareholders[1]	—	—	—
Total	6,753,801	$43.79	2,964,320
1 The Company does not maintain any equity compensation plans that have not been approved by its shareholders.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to approve the Torchmark Corporation 2018 Incentive Plan.

The Board recommends that stockholders vote FOR the proposal.

PROPOSAL NUMBER 4

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), enacted in July 2010, enables Company shareholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

We are asking for shareholder approval of the compensation of our named executive officers, as disclosed on pages 26 to 48 of this Proxy Statement in accordance with SEC rules, which includes the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narrative compensation disclosures. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.

The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that the Compensation Committee believes promote the creation of long-term shareholder value and therefore align management’s interests with the interests of long-term shareholders. As described more fully in the Compensation Discussion and Analysis, the mix of compensation elements, the terms of the Management Incentive Plan and the terms of long-term equity incentive awards are all designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of named executive officers under the program fulfill this objective. Shareholders are urged to read the section of this Proxy Statement entitled “Executive Compensation—Compensation Discussion and Analysis," for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of Company shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, the Company is asking shareholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

Recommendation of the Board

The Board recommends that shareholders vote “FOR” advisory approval of the resolution set forth above.

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the proxy, Gary L. Coleman and Larry M. Hutchison, will vote in accordance with their judgment on these matters.

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years [1]
J. Matthew Darden	47
Executive Vice President and Chief Strategy Officer of Company since January 2017; President of Family Heritage since January 2017. (Executive Vice President-Innovations & Business Development of Company Oct. 2014 - Dec. 2016; Partner of Deloitte & Touche LLP Aug. 2006 - Oct. 2014)

Steven J. DiChiaro	51
Chief Executive Officer, LNL Agency Division of Liberty since January 2018. (President of LNL Agency Division Jan. 2017 - Dec. 2017, President Jan. 2015 - Dec. 2016, Executive Vice President and Chief Agency Officer of Liberty Dec. 2011 - Dec. 2014)

Steven K. Greer	45
Chief Executive Officer, AIL Agency Division of American Income since January 2018. (President of AIL Agency Division Jan. 2017 - Dec. 2017, President Jan. 2016 - Dec. 2016, State General Agent of American Income for the State of Texas May 2001 - Dec. 2015)

Jennifer A. Haworth	44	Vice President, Marketing of Company since Jan. 2018; Senior Vice President, Marketing of Globe since Dec. 2011.
Mary E. Henderson	54
Vice President, Enterprise Lead Generation of Company since Jan. 2018; Senior Vice President of American Income, Family Heritage, Globe, Liberty and United American since Apr. 2017. (Senior Vice President of Globe Feb. 2011 - Apr. 2017)

Vern D. Herbel	60
Executive Vice President and Chief Administrative Officer of Company since Apr. 2006; President of Liberty since Jan. 2017. (Chief Executive Officer July 2004 - Feb. 2015, President of United American Dec. 2011 - Feb. 2015; Executive Vice President of Globe and American Income May 2002 - Feb. 2015)

Bill E. Leavell	55	President and Chief Executive Officer, Globe Life Direct Response of Globe since Jan. 2017. (President Nov. 2013 - Dec. 2016, Senior Vice President of Globe Aug. 2005 - Nov. 2013)
Ben W. Lutek	59	Executive Vice President and Chief Actuary of Company since Jan. 2013.
Michael C. Majors	55	Vice President, Investor Relations of Company since May 2008; President of United American since Mar. 2015.
Kenneth J. Matson	50	President and Chief Executive Officer, FHL Agency Division of Family Heritage since January 2017. (President Mar. 2014 - Dec. 2016, Executive Vice President of Family Heritage Nov. 2012 - Mar. 2014)
Carol A. McCoy	63	Vice President, Associate Counsel and Corporate Secretary of Company since Apr. 2001.
James E. McPartland	51
Executive Vice President and Chief Information Officer of Company since Nov. 2014. (Vice President, Information Systems Enterprise Planning & Analytics Mar. 2013 - Nov. 2014; Vice President, Applications Mar. 2011 - Mar. 2013 of Tenet Healthcare Corporation, Dallas, Texas, an owner and operator of hospitals and ancillary health care facilities)

R. Brian Mitchell	54
Executive Vice President and General Counsel of Company since June 2012; Chief Risk Officer of Company since May 2017; President of Globe since Jan. 2017. (Senior Vice President of American Income, Globe, Liberty and United American Nov. 2006 - Dec. 2016; Senior Vice President of Family Heritage July 2015 - Dec. 2016; General Counsel of American Income, Globe, Liberty and United American and Secretary of United American June 2010 - Dec. 2016; General Counsel of Family Heritage July 2015 - Dec. 2016; Secretary of Globe and Liberty May 2012 - Dec. 2016; Secretary of Family Heritage July 2015 - Dec. 2016)

W. Michael Pressley	66	Executive Vice President and Chief Investment Officer of Company since Jan. 2013.
Frank M. Svoboda	56	Executive Vice President and Chief Financial Officer of Company since June 2012; President of American Income since Jan. 2017.
Rebecca E. Zorn	45
Assistant Secretary and Director of Human Resources of Company since Jan. 2018. (Assistant General Counsel of United American Apr. 2015 - Dec. 2016; Assistant General Counsel of Globe Jan. 2017 - Dec. 2017)

1 American Income, Family Heritage, Globe, Liberty, and United American, as used in this Proxy Statement, refer to American Income Life Insurance Company, Family Heritage Life Insurance Company of America, Globe Life And Accident Insurance Company, Liberty National Life Insurance Company and United American Insurance Company, subsidiaries of the Company.

Stock Ownership

The following table shows certain information about stock ownership as of January 31, 2018 for the directors, nominees and executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to April 1, 2018.

	Company Common Stock or Options Beneficially Owned as of January 31, 2018 [1]
Name and City of Residence	Directly [2]	Indirectly [3]
Charles E. Adair Montgomery, AL	36,910	0
Linda L. Addison Houston, TX	0	0
Marilyn A. Alexander Laguna Beach, CA	13,831	0
Cheryl D. Alston Frisco, TX	0	0
David L. Boren Norman, OK	16,612	0
Jane M. Buchan Newport Coast, CA	91,908	0
Gary L. Coleman Plano, TX	1,208,125	59,257
Larry M. Hutchison Duncanville, TX	1,087,092	45,598
Robert W. Ingram Gulf Breeze, FL	29,211	0
Steven P. Johnson Plano, TX	5,245	0
Darren M. Rebelez Glendale, CA	21,966	0
Lamar C. Smith Fort Worth, TX	66,120	0
Mary E. Thigpen Alpharetta, GA	0	0
Paul J. Zucconi Plano, TX	48,203	0
J. Matthew Darden Dallas, TX	39,250	0
Steven J. DiChiaro Frisco, TX	45,860	2,215
Steven K. Greer The Woodlands, TX	19,542	0
Jennifer A. Haworth Yukon, OK	30,250	1,354
Mary E. Henderson McKinney, TX	24,250	0
Vern D. Herbel McKinney, TX	143,750	170,535
Bill E. Leavell Pottsboro, TX	76,750	26,987
Ben W. Lutek McKinney, TX	125,000	46,725
Michael C. Majors Allen, TX	33,260	0
Kenneth J. Matson McKinney, TX	54,056	0

	Company Common Stock or Options Beneficially Owned as of December 31, 2017 [1]
Name and City of Residence	Directly [2]	Indirectly [3]
Carol A. McCoy Plano, TX	171,543	17,095
James E. McPartland Allen, TX	23,885	0
R. Brian Mitchell McKinney, TX	83,041	8,620
W. Michael Pressley Parker, TX	143,448	1,334
Frank M. Svoboda Grapevine, TX	344,453	1,700
Rebecca E. Zorn McKinney, TX	0	0
All Directors, Nominees and Executive Officers as a group:[4]	3,983,561	381,420
1 No individual director, nominee or executive officer other than Gary L. Coleman (1.07%) beneficially owns 1% or more of the common stock of the Company.
2 Includes: for Adair, 25,541 shares; for Buchan, 11,667 shares; for Coleman, 578,750 shares; for Hutchison, 578,750 shares; for Rebelez, 5,269 shares; for Darden, 35,500 shares; for DiChiaro, 37,500 shares; for Greer, 17,500 shares; for Haworth, 30,250 shares; for Henderson, 24,250 shares; for Herbel, 125,000 shares; for Leavell, 76,750 shares; for Lutek, 125,000 shares; for Majors, 24,000 shares; for Matson, 45,000 shares; for McCoy, 76,500 shares; for McPartland, 22,000 shares; for Mitchell, 57,000 shares; for Pressley, 90,000 shares; for Svoboda, 259,500 shares and for all directors, executive officers and nominees as a group, 2,245,727 shares, that are subject to presently exercisable Company stock options.
Ms. Addison, Ms. Alston and Ms. Thigpen were first elected to the Board on February 26, 2018 and each owned no Company common stock at January 31, 2018. Upon their initial election to the Board, each was awarded 1,142 shares of restricted stock, which will vest in full on August 26, 2018.
3 Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 59,257 shares, 45,598 shares, 2,215 shares, 1,354 shares, 42,451 shares, 4,198 shares, 17,095 shares, 8,620 shares, 1,334 shares and 1,700 shares calculated based upon conversion of stock unit balances held in the accounts of Coleman, Hutchison, DiChiaro, Haworth, Herbel, Leavell, McCoy, Mitchell, Pressley, and Svoboda, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. Herbel also includes 64,041 shares held in his living trust and 64,043 shares held in his spouse’s living trust. Indirect ownership for Mr. Leavell includes 22,789 shares held in his family living trust. Indirect ownership for Mr. Lutek includes 46,725 shares held in his family living trust.
4 All directors, nominees and executive officers, as a group, beneficially own 3.68% of the common stock of the Company.

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company and its subsidiaries (collectively, the Company), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In order to assist in the making of these determinations, the Board adopted the categorical standards prescribed by the NYSE as well as eleven additional categorical standards to assist it in making determinations of independence. All directors other than those deemed not “independent” under these standards will be deemed to be “independent” upon a Board determination.

These independence standards are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investors page. They are located under the Board of Directors heading at Director Independence Criteria. You may also obtain a printed copy of the independence standards at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, which includes questions based on the above-described independence criteria as well as any related party transactions disclosable pursuant to Item 404(a) of SEC Regulation S-K, the Governance and Nominating Committee makes recommendations to the Board of Directors regarding director independence. After review of such recommendations, the Board determined on February 26, 2018 that the following directors continued as of such date to meet the categorical standards set by the Board and are “independent”: Charles E. Adair, Marilyn A. Alexander, David L. Boren, Jane M. Buchan, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez, Lamar C. Smith and Paul J. Zucconi. Directors Linda L. Addison, Cheryl D. Alston and Mary E. Thigpen were determined to be "independent" upon their election to the Board on February 26, 2018. The Board determined that and Gary L. Coleman and Larry M. Hutchison (as Company employees) were not considered “independent”.

Board Leadership Structure

For a number of years, the Company has chosen to operate with the roles of Chairman of the Board and CEO combined, believing that it could operate effectively with these roles combined while continuing to provide the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups. Although the Board is not currently chaired by an independent director, the Board has conducted frequent executive sessions of only the independent directors for a number of years, with all of such executive sessions presided over by a lead independent director. On January 26, 2010, the Board amended the Corporate Governance Guidelines in order to formally provide for the position of a lead independent director (the Lead Director), to define the qualifications and duties of that Lead Director and to elect a director to serve as the Lead Director. As defined in Section H. of the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors then serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director and that a person may not serve as Lead Director for more than three one-year terms in succession without express agreement of the Board. The Lead Director has duties, including, but not limited to:

•	coordinating the scheduling of and preparation for Board meetings and executive sessions of the Board;

•	leading Board meetings if neither of the Co-Chairmen is present and leading all executive sessions of the independent directors;

•	acting as the principal liaison between the independent directors and the Co-Chairmen and CEOs;

•	advising the committee chairs in fulfilling their roles and responsibilities;

•	defining the scope, quality and timeliness of the information flow between management and the Board;

•	leading the process of employing, evaluating and compensating the Co-Chairmen and CEOs;

•	coordinating Co-Chairman and CEO, director and Board performance evaluations;

•	approving retention of Board consultants;

•	having authority to call meetings of the independent directors; and

•	being available for consultation and communication with shareholders upon request.

Lloyd W. Newton was elected as Lead Director in April 2017 to serve for a term expiring April 26, 2018.

Board’s Role in Risk Oversight

While the Audit Committee regularly monitors and reports to the Board on the Company’s major financial risk exposures and the Compensation Committee examines and reports to the Board on the Company’s compensation programs and policies to ensure that they do not operate to incent Company executives to take risks which would adversely affect the Company, the

Company’s Board has determined that overall responsibility for oversight of enterprise risk management at the Company is that of the entire Board. Accordingly, the Board has not chosen to establish a separately designated risk committee of the Board. Instead, the full Board oversees risk by regularly monitoring, receiving and reviewing written and oral reports from and interacting with a senior management level Enterprise Risk Management Committee (ERM Committee). The ERM Committee is chaired by the Company’s General Counsel and Chief Risk Officer and is currently consists of: the Company’s Chief Financial Officer; General Counsel and Chief Risk Officer; Chief Administrative Officer; Chief Actuary; Chief Investment Officer; Chief Information Officer; Chief Information Security Officer; Chief Strategy Officer; Chief Compliance Officer; Vice President, Investor Relations; Director of Internal Audit; Director of Human Resources; the designated ORSA liaison for the Company and the CEOs of the Agency/Marketing Divisions of the principal insurance subsidiaries. The Company's Co-Chairmen and CEOs may also participate as non-voting ex officio members of the ERM Committee. The Chair of the Audit Committee serves as the Board’s official liaison to the ERM Committee and attends all its meetings. Other Board members are encouraged to attend meetings and may submit matters and issues to be considered and reported on by the ERM Committee. The ERM Committee operates within and functions as a part of the enterprise risk management governance structure of the Company together with the Board, the various Subsidiary Risk Committees at the insurance companies and the Company’s Risk Management Team, in order to comply with all legal and regulatory requirements related to enterprise risk management that may be imposed on the Company, including the Risk Management and Own Risk Solvency Assessment (ORSA) regulation. The ERM Committee regularly meets to identify, evaluate and prioritize risks faced by the Company and its insurance subsidiaries, including, but not limited to, strategic, financial, investment, credit, market, liquidity, operational, legal and regulatory, compliance, information, technological, human capital, fraud, reputational and external risks, and to consider mitigation of such risks. In its four meetings held in 2017, the ERM Committee continued to focus on ORSA, including conducting an emerging risks survey, a high level risk assessment and a regulatory risk assessment; review of the Company's information risk appetite statement; and other work necessary to submission of the ORSA Report and enhancement of ORSA processes. Additionally, in 2017, the ERM Committee conducted a focused examination of mortality risk and reputation risk and received updates on the information security risk acceptance process, the all hazards security risk program and the regulatory compliance program. The ERM Committee reported on all of their work to the full Board.

Executive Sessions of the Board and Communications with the Board of Directors

The Company’s independent directors have met in regularly scheduled executive sessions without any participation by Company officers or employee directors since October 2002. These executive sessions are currently held either before or after the Board’s regularly scheduled, physical meetings. Additional executive sessions can be scheduled at the request of the independent directors. The Lead Director presided over the executive sessions during 2017. If that director had not been present, another independent director would have been chosen by the independent directors to preside.

Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Governance Guidelines and Codes of Ethics

The Company has adopted Corporate Governance Guidelines, a Code of Ethics for the Co-CEOs and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers, employees and contractors, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website by going to www.torchmarkcorp.com and clicking on the Investors page. They are located under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees of the Board of Directors

The Board has the following standing committees more fully described below: Audit, Compensation, and Governance and Nominating. The Board may also, from time to time, establish additional special committees. In November 2017, the Pricing Committee, a special committee established by the Board comprised of Messrs. Adair, Coleman, Hutchison, Johnson and Zucconi met to fix the terms and provisions of the Company's offering of $125,000,000 of its 5.275% Junior Subordinated Debentures due 2057.

The Board's Audit, Compensation and Governance and Nominating Committees are currently comprised of the following members, each of whom is independent under the applicable rules and regulations of the SEC, the NYSE (including the NYSE’s additional independence requirements for Compensation Committee members), Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code:
(L) - Lead Director; C - Chair; M - Member
1 Committee service will commence with the April 2018 committee meetings.
2 Scheduled to retire immediately prior to the Annual Meeting of Shareholders on April 26, 2018.
3 Physical meetings indicated except in the case of the Audit Committee, which held 5 physical meetings and 6 teleconference meetings in 2017.

Each of the Board's Audit, Compensation and Governance and Nominating Committees has a written charter, which is annually reviewed and updated if necessary. Copies of the committee charters are posted on the Company's website and can be viewed by going to www.torchmarkcorp.com, clicking on the Investors page and looking for the applicable committee listing under the Board of Directors heading. You may also obtain a printed copy of any of these committee charters at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Audit Committee

The Audit Committee:

•
reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management;

•	selects, appoints, reviews and, if necessary, discharges the independent auditors;

•	reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services; reviews the adequacy of the Company’s system of internal controls over financial reporting;

•	periodically reviews pending litigation and regulatory matters;

•	reviews the performance of the Company’s internal audit function;

•	reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings;

•	reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy;

•	discusses the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;

•	monitors and periodically reports to the Board regarding management’s enterprise risk management processes;

•	meets with the Company’s independent auditors and internal auditors both with and without management present at each of its physically-held meetings; and

•
evaluates the Company’s internal auditors and performs an annual evaluation of the independent auditor utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations.

Compensation Committee

The Compensation Committee:

•	determines the Company’s stated general compensation philosophy and strategy;

•
reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Co-CEOs’ compensation, evaluating each Co-CEO’s performance in light thereof, and recommending their total compensation to the independent directors for their approval;

•	establishes the annual bonus pool;

•	administers the Company’s Management Incentive Plan, retirement and other employee benefit plans and equity incentive plans;

•	makes recommendations to the Board with respect to executive compensation, incentive compensation plans and equity-based plans;

•	reviews and recommends to the Board non-management director compensation;

•	reviews and discusses with Company management the Compensation Discussion and Analysis section and recommends to the Board that it be included in the annual Proxy Statement; and

•	oversees preparation of the Compensation Committee Report in the annual Proxy Statement.

The Compensation Committee is authorized to retain its own independent compensation consultant and has retained Board Advisory, Inc. (formerly Board Advisory, LLC) as its independent compensation consultant. The Compensation Committee receives input and recommendations from the Co-CEOs and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates certain day-to-day administrative functions for implementation of its compensation decisions and programs to Company officers.

Compensation Committee Interlocks and Insider Participation—The Company has no compensation committee interlocks or insider participation as defined by Item 407(e)(4) of SEC Regulation S-K.

Governance and Nominating Committee

The Governance and Nominating Committee:

•	receives and evaluates the names and qualifications of potential director candidates;

•	identifies individuals qualified to become Board members consistent with criteria set by the Board and recommends to the Board director nominees;

•	recommends the directors to be appointed to Board committees, the committee chairs and the Lead Director;

•	develops and recommends to the Board a set of governance guidelines and codes of business conduct and ethics (Governance Guidelines) for the Company;

•	monitors and annually evaluates how effectively the Board and Company have implemented the Governance Guidelines;

•	oversees the development and monitors the implementation of succession planning, both long term and emergency, for the Board, the Co-CEOs and Company management; and

•	oversees evaluations of the performance of the Board and Co-CEOs as coordinated by the Lead Director and monitoring the Co-CEOs’ evaluations of senior Company management.

The Governance and Nominating Committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070. Additionally, any Company shareholder entitled to vote at a shareholder meeting in which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s By-Laws, which are described on page 24 of this Proxy Statement under Procedures for Director Nominations by Shareholders.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices applicable to all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee has concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee has also considered the Company’s employee compensation programs, plans and practices as they may serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has determined that there were no compensation risks which would rise to the level of materially adversely impacting the Company’s financial statements and financial reporting.

Succession Planning

The Board is responsible for the succession planning process for both the Chief Executive Officer (CEO) position and directors. The Board reviews and regularly discusses with the Co-Chief Executive Officers potential candidates which the Co-CEOs have identified from among senior management as possible successors for the CEO position. The Board and the Co-CEOs also have the authority to examine persons outside of the Company as a part of the process to ultimately select a successor to a CEO. The Board may determine to retain outside professionals including consultants or search firms to assist in the CEO succession planning process. Candidates to succeed a CEO upon his retirement as well as in the event of any emergency involving, or the incapacity of, a CEO are considered and after discussion at the Board level, a successor to the CEO is determined. A written Emergency CEO Succession Plan has been developed, approved by the Board and is currently in place. A similar process is followed by the Co-CEOs, consulting with senior management, to identify successors for key Company positions, such as Chief Financial Officer, Chief Administrative Officer, Chief Investment Officer, Chief Actuary, Chief Legal Officer, Chief Information Officer, Chief Strategy Officer, Director of Human Resources and the heads of the agency/marketing divisions of the principal insurance subsidiaries. These potential successors are discussed with the Board and the Board’s concurrence is obtained on the designated successors. The Board has engaged the services of an unaffiliated consulting firm to assist in the development of a more formalized structure for identifying immediate and long-term successors for key personnel at all levels of the Company and its subsidiaries. The Emergency CEO Succession Plan is reviewed at least annually by the Governance and Nominating Committee and discussed by the full Board in executive session.

Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. Using the standards for director independence set forth by the NYSE and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates, as the basis for beginning the director succession process, the Governance and Nominating Committee and the Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a departing director or in a nominee to fill a newly-created directorship. They evaluate potential director candidates from all sources, including shareholders and other security holders of the Company, working to develop a broad-based, inclusive pool of potential director candidates and may retain consultants or professional director search firms to assist them in the process. After compiling a list of potential director candidates, a search committee, comprised of members of the Board, including independent directors, the Co-CEOs and the Lead Director, meets with these candidates and makes recommendations for successor directors to the Governance and Nominating Committee and the full Board for decision.

In 2017 and continuing into 2018, succession planning at all levels of management at the Company and its subsidiaries as well as at the Board of Directors has been a focus using both internal and external resources.

Director Qualification Standards

The Company’s Corporate Governance Guidelines discuss the following director qualification standards:

•
Board Membership Criteria, including independence, limits on the number of boards on which a director serves, a former chief executive officer’s Board membership and directors who change their present job responsibilities;

•	Size of the Board;

•	Director Terms;

•	Retirement Policy; and

•	Selection of the Chairman of the Board.

Additionally, the Governance and Nominating Committee and the Board have adopted a statement on Qualifications of Directors containing factors which should at a minimum be considered in the nomination or appointment of Board members. You can learn more about these factors by going to the Company’s website at www.torchmarkcorp.com and clicking on Director Qualification Standards under the heading of Board of Directors on the Investors page.

One of the factors considered by the Board in the nomination or appointment of directors, as set out in the Board-adopted statement on Qualifications of Directors, addresses diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity, and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all of the other Qualifications of Directors are implemented. As a part of the annual self-evaluation process, one of a number of factors that the Board and the Governance and Nominating Committee consider is whether the Board as a whole reflects appropriate diversity. In evaluating potential director candidates, the Governance and Nominating Committee also examines broadly-defined diversity in identifying and recommending director nominees.

Director Identification and Evaluation Procedures

The Governance and Nominating Committee and the Board utilize the following procedures for identifying and evaluating director candidates:

•	The Board identifies the need (a) to add a new Board member meeting certain criteria or (b) to fill a vacancy on the Board;

•
The Governance and Nominating Committee initiates a search, working with Company staff support and seeking input from other Board members and senior Company management. The Governance and Nominating Committee may also engage a professional search firm or other consultants to assist in identifying director candidates if necessary;

•	In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to those used for the evaluation of other candidates;

•	Candidates that will satisfy any specified criteria and otherwise qualify for membership on the Board are identified and presented to the Governance and Nominating Committee for consideration;

•	The Lead Director, the Co-CEOs and at least one member of the Governance and Nominating Committee, along with other directors, will interview prospective candidate(s);

•	The Governance and Nominating Committee meets to consider and approve final candidate(s); and

•	The Governance and Nominating Committee seeks full Board endorsement of selected candidate(s).

Procedures for Director Nominations by Shareholders

Article III, Section 2 of the Company’s By-Laws provides for procedures pursuant to which Company shareholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of shareholders, the shareholder's notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in the Company's By-Laws.

You may find the Company’s By-Laws by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investors page. The Company By-Laws are located under the Corporate Governance heading. Printed copies of the By-Laws may also be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Board and Annual Shareholder Meeting Attendance

During 2017, the Board held four physical meetings and one teleconference meeting and also acted four times by unanimous written consent. In 2017, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served.

The Company has a long-standing policy that the members of its Board be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 27, 2017 Annual Meeting of Stockholders, all directors were present.

Sustainable Business Practices

The Company's Board and its management recognize the importance of sustainability and believe that sound sustainability practices are an important component of both good corporate citizenship and sound fiscal management. A variety of environmental, social, and governance (ESG) initiatives have been implemented at the Company through upgrades to home office facilities, information technology systems and a general focus on increasing employee awareness.
In 2017, the Company issued a sustainability report on ESG issues. A copy of the Environmental, Social, and Governance Report is posted on the Company's website and can be viewed by going to www.torchmarkcorp.com and clicking on the Investors page.
The Company has formed a sustainability committee comprised of various members of management, including but not limited to the Company’s Chief Investment Officer, Chief Risk Officer, Investor Relations officer and Director of Facilities. This committee, a sub-committee of the Enterprise Risk Management Committee, is responsible for setting the Company’s corporate sustainability agenda. The committee meets no less than semi-annually and reports regularly to the Enterprise Risk Management Committee regarding topics discussed and issues considered at committee meetings, as well as other committee activities.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s financial performance during 2017 improved over 2016. Net operating income from continuing operations earnings per diluted common share increased 7.3% over the previous year versus 8.7% in 2016. Overall performance, as measured relative to the performance framework in the annual bonus plan, increased from 120.1% to 145.2% (on a scale of 0% to 150%, with target or expected performance at 100%). Consistent with our pay for performance philosophy, the Compensation Committee reflected Company performance during 2017 in annual bonus and 2018 long-term incentive (LTI) awards made to the Company’s executive management.1

•
Annual bonuses for the Co-CEOs increased by 38.6% – Approximately 60% of the increase resulted from improved corporate performance and the balance from an increase in the competitive target award. Total bonuses for the other continuing members of executive management increased by 15.7% from the awards made for 2016 performance.

•
Long-term awards made to the Co-CEOs in early 2018, based on 2017 performance did not change on a share equivalent basis.[2] LTI awards for the other continuing members of executive management, based on 2017 performance and other factors, increased by 6.4% from the 2017 awards on a share equivalent basis.

Compensation Philosophy

The Company’s executive compensation philosophy is consistent with our business philosophy. Our compensation philosophy emphasizes and rewards consistent, steady growth in net operating income earnings per share, underwriting income and return on equity, which we believe provides long-term value to our shareholders and therefore aligns management’s interests with our shareholders’ interests. Our compensation philosophy also considers competitive remuneration practices in the insurance and financial services sector as we seek to attract, motivate, reward and retain key executives at both the holding company and subsidiary levels. Our philosophy has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation.

Roles in Compensation Decisions

The Compensation Committee is responsible for determining the compensation of our senior executives at the Company and its subsidiaries in accordance with our stated compensation philosophy and strategy. With certain input from the Co-CEOs and other members of senior management and the assistance of its independent compensation consultant, the Compensation Committee sets the total compensation in various forms for the executive management team (including named executive officers—i.e., the Co-CEOs, Chief Financial Officer (CFO) and the other executives listed in the compensation tables in this Proxy Statement, collectively, the NEOs). The Compensation Committee ensures that the mix of compensation among various elements is appropriately balanced and also considers the retirement and other benefits available to our NEOs in order to ensure that their compensation is fair, reasonable and competitive. Our mix of pay elements is based on the principle that the Company’s business is inherently long-term in nature and not generally subject to dramatic year-over-year variances in performance. Accordingly, our pay plans emphasize long-term equity accumulation (e.g., option grants), longevity (e.g., pension), consistent financial performance (e.g., performance shares3) and, on a very targeted basis, stability (e.g., restricted stock grants).

Company management, including our Co-CEOs, CFO, General Counsel and the Director of Human Resources, support the Compensation Committee, attend portions of its meetings at its request, make recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the Compensation Committee in connection with our cash and equity compensation programs and plans. Specifically, our Co-CEOs provide input to assess the effectiveness of the existing compensation philosophy and programs, assist in the design of new compensation programs and the modification of existing programs and make specific recommendations regarding the potential bonus awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including all NEOs except themselves.
1 In 2017, the executive management team consisted of the Co-CEOs plus fourteen officers of the Company and its various subsidiaries.
2 We define share equivalents as the number of shares counted under the Torchmark Corporation 2011 Incentive Plan, as amended.
3 We define performance share unit awards as performance shares for the purposes of this discussion.

The Compensation Committee has the authority to retain outside advisors, experts and other professionals to assist it. Since 2010, the Compensation Committee has retained Board Advisory, Inc. (formerly Board Advisory, LLC), an independent compensation consulting firm. Neither Board Advisory nor any of its affiliates provides any consulting services to the Company. In 2017, at the request of the Compensation Committee, Board Advisory conducted a review of the competitiveness of the total cash and equity-based compensation paid to the Co-CEOs and the other NEOs; made recommendations regarding compensation increases for the NEOs; and provided certain special reports and analyses requested by the Compensation Committee, such as recommendations for a peer group, a discussion of annual and long-term performance measures, a discussion of various executive compensation issues including the anticipated impact of the new tax law on executive compensation, recommendations regarding long-term incentive grant guidelines and analysis of historical share usage in the long-term incentive plan.

Setting Executive Compensation

In order to retain the insurance executives necessary to the successful operation of the Company, the Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers. The Compensation Committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it works using this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options and performance share awards, rather than primarily through annual cash bonuses.

The Compensation Committee periodically conducts an extensive review of the composition of the peer group, considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, peers utilized for strategic planning and peers used by proxy advisory firms. The last extensive study was conducted during 2016 when the peer group was significantly expanded. The Committee reviewed the peer group in 2017 and decided that no changes were warranted. In considering a peer group, the Compensation Committee was mindful of the effect of company scope on executive pay. Since the Company’s business model does not place a great deal of emphasis on capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue), the Committee decided that the most relevant comparison of size was based on Total Policy Income, which largely reflects premiums and fees. Enterprise Value1 was used as a secondary measure of size. The revised peer group is shown in the following table:

Company Name	Ticker	2016 Total Policy Income (dollar amounts in millions) ($)	Total Enterprise Value at 12-31-16 (dollar amounts in millions) ($)
AFLAC	AFL	19,225	28,745
American Financial Group	AFG	4,352	6,839
American National Insurance Company	ANAT	2,304	3,210
Assurant, Inc.	AIZ	5,007	5,230
Cincinnati Financial	CINF	4,710	12,521
CNO Financial Group Inc.	CNO	2,601	7,072
Erie Indemnity	ERIE	1,597	5,716
Fidelity National Financial	FNG	4,723	431
Hanover Insurance Group	THG	4,628	4,363
Kemper	KMPR	2,220	2,907
Lincoln National Corporation	LNC	8,231	17,836
Old Republic	ORI	5,333	6,375
Primerica	PRI	844	3,825
Principal Financial Group, Inc.	PFG	5,994	17,274
Unum Group	UNM	8,358	12,995
W. R. Berkley	WRB	6,293	9,787
75th Percentile		5,252	11,159
Median		4,669	6,046
25th Percentile		2,378	3,960
Torchmark Corporation	TMK	3,137	10,027
1 Enterprise Value is market capitalization of common equity plus book value of debt minus cash.

Part of the Compensation Committee’s process of structuring and setting executive compensation includes conducting annually, with the assistance of its consultant, a detailed pay and performance analysis of compensation for the Company’s executive officers relative to the pay and performance of executives occupying similar positions in its peer group. The results of these analyses, including the analyses done in 2017 for 2014 to 2016 performance, show that the Company’s financial performance during this three-year period (which includes various metrics) as measured for compensation purposes was generally at or above the peer group's median. Total compensation levels as compared to the Company’s peer group are consistent with this performance and each officer’s tenure.

For 2016, the cash compensation (salary plus annual bonus) paid to the Co-CEOs was at about the median of the peer group’s cash compensation. Long-term incentive awards were benchmarked on a grant basis, using expected values (i.e., similar to the values shown in a Summary Compensation Table). This analysis showed that long-term awards were also about equal to the median of the market, slightly below our benchmarking positioning. It should be noted that our analysis of Co-CEO compensation measures their compensation relative to the average of the peer company CEO and second highest paid executive. This approach produces a benchmark that is typically 20% to 30% below the peer CEOs (depending on the component of pay examined).

The pay for performance relationship was further examined by looking at realizable pay for the CEO versus total shareholder return for the period 2012 to 2016. This is shown in the “Pay for Performance” graph below. The horizontal axis of the graph is the percentile ranking of total shareholder return for 2012 to 2016. The vertical axis of the graph is the percentile ranking of realizable pay earned for 2012 to 2016. Realizable pay is defined as cash payments received (e.g., salary, bonuses, etc.) plus pension value increases and the value of “other” compensation plus realized value of options exercised or shares that vest plus the change in unrealized value of all outstanding equity awards. In contrast to the information reported in the Summary Compensation Table, which for Stock Awards reflects the grant date fair value of the award, we believe that realizable pay provides a better picture of the amounts actually earned. The graph shows that although the Company’s realizable compensation of the Co-CEOs was at the 46th percentile, total shareholder return (TSR) performance was at the 62nd percentile of the peer group. A company’s placement on the graph will vary with the incidence of TSR and realizable pay. Here, the Company’s position is within a “normal” range (+/- 25%) where pay is consistent with performance.

Pay for Performance

Assessment of 2017 Advisory Vote on Executive Compensation

The Company conducted a non-binding, advisory shareholder vote on executive compensation as disclosed in the 2017 Proxy Statement (known as a “Say-on-Pay” vote) at its Annual Meeting held on April 27, 2017. At that meeting shareholders who cast votes overwhelmingly approved, on an advisory basis, the executive compensation disclosed in the 2017 Proxy Statement (96.6%). The Company has considered the results of the “Say-on-Pay” vote in determining its compensation policies and decisions. Company management evaluated the support levels in these advisory votes in making its recommendations to the Compensation Committee regarding 2018 salaries, 2017 bonus decisions and equity awards to the NEOs following a “pay for performance” model. The Compensation Committee also reviewed these 2017 voting results and considered them in fixing the compensation levels for the NEOs other than the Co-CEOs in 2018 and in making its recommendations to the full Board regarding Co-CEO compensation in 2018.

Elements of Compensation

The total compensation package for all executives at the Company and its subsidiaries, including the NEOs, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career while others focus on compensation and benefits paid on or related to retirement. Executives may also receive certain limited perquisites and personal benefits. The elements included in compensation available to executives during fiscal year 2017 included:

•	Base salaries;

•	Cash bonuses;

•	Long-term equity incentives in the form of stock options, performance shares and restricted shares;

•	Retirement and other benefits, including a defined benefit pension plan; and

•	Perquisites and personal benefits.

Base Salaries

The Compensation Committee fixes (or, in the case of a Co-CEO, recommends to the Board) base salaries for our NEOs. Factors considered included competitive pay ranges, the officer’s time in the position, pay relative to organizational peers and individual performance. Effective January 17, 2018, the Compensation Committee fixed salaries for the NEOs with the exclusion of Mr. Coleman and Mr. Hutchison (whose salaries were fixed by the Board on February 26, 2018) as shown in the table below:

	2017 Salary ($)	2018 Salary ($)
Gary L. Coleman	900,000	925,000
Larry M. Hutchison	900,000	925,000
Frank M. Svoboda	520,000	540,000
Roger C. Smith[1]	600,000	N/A
W. Michael Pressley	520,000	530,000
J. Matthew Darden	510,000	530,000
1 Mr. Smith retired as of December 31, 2017.

Annual Cash Bonuses

Annual cash bonuses are a key component of our executive compensation program and are competitively positioned as a percentage of salary between the 25th percentile and median. To ensure the tax deductibility of bonuses paid to executives, we have an annual Management Incentive Plan (MIP Plan), under which we may pay annual cash bonuses to the Co-CEOs and the other NEOs. This plan utilizes a “Plan within a Plan” approach where the criteria set by the Compensation Committee under this plan stipulate the maximum bonus that can be paid to each NEO1. The Compensation Committee is also authorized to pay discretionary bonuses to executives outside of the MIP Plan.

As noted, the MIP Plan establishes an upper limit for bonuses to covered employees. The actual bonuses paid are developed using an annual incentive plan framework that determines an initial award, subject to adjustment as the Compensation Committee deems appropriate. For 2017, the Compensation Committee established the annual incentive plan framework tied to three metrics, assigning 40% weight to net operating income earnings per share (EPS) growth (ranging from 2% at threshold, 4% at target and 6.5% at maximum); 30% weight to underwriting income growth (ranging from -2% at threshold, 0% at target and 2.5% at maximum); and 30% weight to return on equity (ROE) (ranging from 13.3% at threshold, 13.9% at target and 14.5% at maximum), subject to the exercise of discretion on the part of the Compensation Committee to further adjust the bonuses based upon consideration of subjective factors.

For 2017, net operating income EPS grew 7.3%, underwriting income grew 4.5% and ROE from continuing operations was 14.38%, yielding a total framework bonus for the NEOs equal to 145.2% of their target bonus amount. This is shown in the following table. The bonuses for Messrs. Svoboda, R. Smith and Pressley were determined based on recommendations of the Co-CEOs. The bonuses shown for Mr. Coleman and Mr. Hutchison were recommended by the Compensation Committee and approved by the independent members of the Board. The Compensation Committee approved the other bonuses.

	Target Bonus as a % of Salary	Target Bonus Amount[2] ($)	Framework Bonus[3] ($)	Actual Bonus Paid ($)
Gary L. Coleman	140%	1,260,000	1,830,000	1,830,000
Larry M. Hutchison	140%	1,260,000	1,830,000	1,830,000
Frank M. Svoboda	60%	312,000	453,000	445,000
Roger C. Smith	60%	476,000	691,000	360,000
W. Michael Pressley	60%	312,000	453,000	400,000
Total		3,620,000	5,257,000	4,865,000
1 The criteria established by the Compensation Committee specify that net operating income per share must increase by 2% from the prior year for any bonuses to be payable and that, in such case, a bonus pool equal to 3% of pre-tax operating income will be established. For 2017, this pool was $24,635,000. Per the terms of the MIP Plan, the bonus payable to the each of the Co-CEOs cannot exceed 30% of the pool ($7.390 million for 2017) and the bonus paid to each of the other covered employees cannot exceed 10% of the pool ($2.463 million for 2017).
2 Reflects target bonus amount based on targeted EPS growth, underwriting income growth and ROE in 2017. The degree to which these objective criteria were achieved, along with subjective criteria considered by the committee, were used in determining (or, in the case of the Co-CEOs, recommending to the independent members of the Board) the amount by which the maximum bonus amount payable to each participating NEO would be reduced. The threshold bonus amount is equal to half the target. The maximum bonus is equal to the lesser of 150% of target or the amount allowed by the MIP Plan.
3 Bonus earned based on the 2017 performance framework, before Compensation Committee discretion. Equal to 145.2% of Target Bonus.

Mr. Darden's 2017 bonus was not paid pursuant to the MIP Plan. The Compensation Committee awarded him a bonus of $270,000 based upon the Co-CEOs' assessment of his performance as the Chief Strategy Officer of the Company, utilizing objective goals related to performance metrics comparable to those of the MIP Plan.

Long-Term Equity Incentives

The principal vehicle we use to distribute long-term incentive compensation to our Company and subsidiary executives, officers and key employees is stock options, which we first began awarding in 1984. Beginning in 2006, we used annual grants of time-vested restricted stock awards to certain senior executives for retention purposes as an incentive to work beyond the established early retirement age of 55. In 2012, we began granting performance shares, the vesting of which is directly tied to performance goals outlined in the Company’s strategic plan. In 2013 and 2014, we expanded this practice by replacing all annual grants of restricted stock to executive officers (i.e., roughly the top 15 executives of the Company and its subsidiaries) with annual awards in the form of performance shares. The performance shares awarded on February 21, 2017 will be earned and issued following the end of the three-year performance period from January 1, 2017 through December 31, 2019, based on the extent to which the Company achieves various performance goals established by the Compensation Committee: 40% weight to three-year growth in EPS (ranging from 2% at threshold, 6% at target and 10% at maximum), 30% weight to growth in underwriting income (ranging from -1% at threshold, 2.4% at target and 5.5% at maximum) and 30% weight to average ROE over the period 2016 to 2018 (ranging from 12.7% at threshold, 13.7% at target and 14.7% at maximum). Since 2013, it has been the Compensation Committee’s intention to only award time-vested restricted stock among these officers on a select basis where it is felt there is a need for further retention. In this case, these awards will utilize vesting after five years, with no partial vesting or vesting for early retirement. No time-vested restricted stock awards were made to NEOs in 2017.

The incentive plan under which stock options and restricted stock were awarded in 2017 was the Torchmark Corporation 2011 Incentive Plan (the 2011 Plan). The purposes of the 2011 Plan are to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company and its subsidiaries to our shareholders and to provide these persons with an incentive for outstanding individual performance.

In making individual long-term incentive awards, we do not follow the common industry practice of determining a competitive annual grant value and then calculating a number of shares to be awarded based on that value. That approach produces the counterintuitive result of larger share grants when stock prices decline and smaller grants when prices increase. It also distorts the relative value of options versus full-value share awards (e.g., restricted stock and performance shares) during times of market turmoil. Instead it has been our practice to set award guidelines by position and keep those share levels relatively constant over successive award cycles. Individual awards are then made relative to the guidelines, reflecting the individual’s performance and retention needs. For the Co-CEOs and aggregate awards, the guidelines are expressed as a percentage of the shares outstanding at the beginning of the year. This approach ensures that ongoing buybacks of shares do not automatically produce larger relative awards. The awards made in 2017 were made using the grant guidelines that were developed in 2016, based on an analysis of peer grant practices, measured in terms of dollar value and peer dilution rather than just dollar value. This approach minimizes differences in stock performance between companies and was based on our longer-term assessment of the relative value of the various incentive vehicles utilized as reflected in the fungible counting of shares under the 2011 Plan.

Based upon recommendations from the Co-CEOs, the Compensation Committee, as the administrator of the plan, selected the NEOs (other than the Co-CEOs), other officers and key employees (a total of 167 persons) who received non-qualified stock option grants and/or performance share awards on February 21, 2017. In a February 21, 2017 meeting, the independent members of the Board acted upon the recommendation from the Compensation Committee and awarded Co-CEOs Gary L. Coleman and Larry M. Hutchison each 35,000 performance shares (at target) and non-qualified options on 150,000 shares with an exercise price equal to the market closing price on that date and a term of seven years. In making the 2017 grants, the Compensation Committee considered the Co-CEOs’ recommendations for all persons other than themselves, individual performance and the Company’s succession planning and retention needs.

The 2011 Plan authorizes the Compensation Committee to set the performance metrics and goals for performance share awards as well as the restrictions on restricted shares and their vesting periods. The Compensation Committee also is charged with determining the type of stock options they award or recommend, the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options are granted with exercise prices equal to the fair market value of the Company’s common stock, which is defined by the 2011 Plan as the NYSE market closing price on the grant date. The grant date for stock options, restricted stock awards and performance share awards is the date of the Compensation Committee or Board meeting at which the Compensation Committee or the independent members of the Board review and determine the persons to receive options, restricted stock and/or performance shares and the number of options, restricted stock and/or performance shares.

The Compensation Committee and the independent members of the Board do not time the grant of stock options, restricted stock or performance shares in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Company common stock. The consideration and grant of equity incentive awards to participants in the 2011 Plan, whether in the form of options, restricted stock and/or performance shares, normally occurs during the window period of each year which opens following the release of the prior year’s reported earnings.

Stock Ownership/Retention Guidelines

We have formal stock ownership guidelines that provide:

•	Any person serving as the CEO of the Company must hold shares of the Company stock with a market value equal to at least six times his annual salary;

•	Executive Vice Presidents of the Company must hold Company stock with a market value equal to at least three times their respective annual salaries;

•
Chief Executive Officers of the Agency/Marketing Divisions of the Company’s principal insurance subsidiaries must hold Company stock with a market value of at least two times their respective annual salaries;

•
Executive officers of the Company and its principal subsidiaries designated from time to time by the Governance and Nominating Committee must acquire and hold Company stock with a market value at least equal to their respective annual salaries; and

•
Non-management directors of the Company must acquire and hold Company stock with a market value equal to at least five times that portion of their respective annual retainers which may be paid in cash (Annual Cash Retainer).

All such directors, the Co-CEOs and the executive officers have a five-year period from the January 1, 2007 inception of these guidelines, their initial election as a director (if first elected after January 1, 2007) or their initial inclusion in the above-described categories of executive officers to attain minimum stock ownership levels. For purposes of meeting these ownership guidelines, common shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, junior subordinated debentures of the Company, shares held in unitized stock funds in the Company’s thrift/401(k) plan, time-vested restricted stock and restricted stock units are counted. Stock options and performance share awards are not counted toward attainment of the ownership guidelines.

Until the minimum ownership levels are attained within the requisite period, the director or executive cannot sell any shares owned outright, sell any restricted stock when vested or performance shares when issued other than those shares necessary to pay withholding taxes, or execute a “cashless” option exercise where more shares are sold than are necessary to pay the option exercise price and withholding taxes. The executive or director must retain all “profit shares” (the net shares remaining after payment of the option exercise price and taxes owed at the time of an option exercise, vesting of restricted stock or earnout of performance shares) until minimum ownership levels are met; provided, however, that in exceptional circumstances, upon obtaining an advance waiver of the guidelines from the Governance and Nominating Committee of the Board, profit shares may be sold.

We have no formal stock retention policy for shares derived from stock options or other equity grants after the stock ownership guidelines have been met. The Company believes the decisions regarding when to exercise options and whether to retain stock should be each individual award recipient’s decision if that award recipient is in compliance with the stock ownership guidelines. Our insider trading policy prohibits executives from trading and/or writing put and call options and other derivative vehicles in order to hedge positions or speculate in Company stock.

Retirement and Other Benefits

Retirement benefits provided to executives consist of a defined benefit pension plan benefit, a group term life insurance benefit, additional life insurance under Retirement Life Insurance Agreements, post-employment health coverage and, in the case of certain executives, benefits under a supplemental executive retirement plan (SERP). While some of these retirement benefits are available to all eligible employees (e.g., pension plan benefit, group term life insurance and post-employment health coverage), other benefits are only available to designated executives when they retire (e.g., Retirement Life Insurance Agreements and benefits under the SERP). The Company has chosen to provide such benefits either broadly or to specific individuals to attract and retain employees and executives by enabling retirement savings and planning. The SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55. Messrs. Coleman, Hutchison, Svoboda, Smith,Pressley and Darden are among the 30 persons designated in 2017 by the Compensation Committee as participants in the SERP.

Savings Plans

Eligible executives and employees may choose to participate in the Torchmark Corporation Savings and Investment Plan (the Thrift Plan), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds.

Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted provisions under Section 401(k) of the Code for pre-tax contributions commencing on that date. No additional after-tax contributions were permitted to the Thrift Plan after December 31, 2006. The Company matches the employee’s pre-tax contributions at 100% on the first 1% of salary and at 50% on the next 5% of salary up to a maximum annual match of $9,450. The employee may contribute additional amounts, which are not matched by the Company, up to the maximum amount allowed by the Internal Revenue Code (the Code) annually (in 2017, $18,000) and if he or she is age 50 or older, the employee may make an annual “catch-up” contribution of up to an additional $6,000, which is also not subject to Company matching. These contributions can be directed to the same type of investment funds as previously available. Each of the NEOs participates in this plan.

Deferred Compensation Plan

The Company has historically provided a traditional unfunded, deferred compensation plan to certain eligible executive officers and directors who may elect to defer all or any part of their compensation into an interest-bearing memorandum deferred compensation account until they terminate their elections. Elections must indicate the payment commencement date and the method of distribution, either in a lump sum or equal monthly installments (not to exceed 120). Interest on the account is paid at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a 0.5% expense allowance. Officers eligible to participate in the SERP (which would include the Co-CEOs and the other NEOs) are also eligible to participate in the deferred compensation plan. None of the NEOs participates in this plan.

Retirement Life Insurance Agreements

The Company provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including some of the NEOs, and certain executives of its subsidiary companies. These retirement life insurance benefit agreements replace an insurance payment program to that same group of executives which was terminated in 2001. The agreements provide a life insurance benefit to a participating executive effective upon the later of their 65th birthday or their retirement date with coverage equal to a designated percentage, which will vary, based upon the employee’s age at the nearest birthday to their date of retirement, from 65% at age 55 to 100% at ages 62 or over, of an amount equal to two times the employee’s salary and bonus in their final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Messrs. Coleman, Hutchison and R. Smith each have a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit and Messrs. Svoboda, Pressley and Darden do not have Retirement Life Insurance Agreements.

Perquisites and Personal Benefits

We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid tickets to events where the most expensive tickets utilized in 2017 had a face price of $150 per ticket, and costs associated with family members’ travel to Company meetings. We have not incurred significant expense as a result of the usage of perquisites and personal benefits. The aggregate incremental cost of perquisites for 2017 exceeded $10,000 for three of the NEOs reflected in the Summary Compensation Table. Perquisite and other personal benefit disclosures are reviewed annually and approved by the Audit and/or the Compensation Committees.

Termination of Employment and Change in Control

All employees, including the NEOs, holding Company stock options have option grant agreements which provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement, retirement at or after age 60, normal retirement , disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, on disability or on death. Termination of employment for cause results in expiration of all options on the date of the termination notice.

Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the Company’s 2011 Plan provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within two years after the effective date of a change in control. The MIP Plan requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of the Company.

Our executives are subject to post-termination obligations for confidentiality pursuant to confidentiality agreements which they sign while employed. These post-termination confidentiality obligations do not relate to any compensation or benefits payable or to be payable upon certain triggering events. Beginning in 2015, all executives receiving performance share awards and certain executives receiving stock options are subject to non-solicitation, non-competition and confidentiality provisions contained in the respective grant agreements.

The Company and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are not extended on a post-termination basis.

Clawback Provisions

Bonuses paid to executives pursuant to the MIP Plan are subject to “clawback” provisions. If the Company’s financial results are materially restated, the Compensation Committee has the authority to determine whether and which executives will be required to forfeit the right to receive any future payments under the plan and/or to recapture prior payments they determine to have been inappropriately received by an executive. Additionally, if the Company’s financial results are restated due to fraud or material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, any executive participating in the plan who the Compensation Committee determines participated in or was responsible for the fraud or material noncompliance causing the restatement must repay any amounts paid to him in excess of those that would have been paid under the restated results and forfeits the right to receive any future payments under the plan.

Awards made pursuant to the 2011 Plan may be recaptured by the Company on the occurrence of certain specified events if the Compensation Committee so specifies in the award certificate or grant agreement. Such specified events may include, but are not limited to, termination of employment for cause; violation of material Company policies; breach of non-competition, confidentiality or other restrictive covenants that may apply to the award recipient; other conduct by the award recipient detrimental to the business or reputation of the Company or its subsidiaries; or a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the award recipient caused or contributed to the material inaccuracy.

Tax and Accounting Implications of Compensation

As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various payments and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Code, which generally provides that the Company may not deduct compensation of more than $1,000,000 paid to certain executives. Compensation paid pursuant to the MIP Plan of the Company, as well as certain awards under the 2011 Plan, were intended to qualify as “performance-based compensation” which was not subject to the limits of Section 162(m). However, on December 22, 2017 the Tax Cuts and Jobs Act (tax legislation) was signed into law, generally eliminating the performance-based compensation exception under Section 162(m) with respect to compensation paid after December 31, 2017. The tax legislation includes a transition provision providing that compensation paid after 2017 may continue to be considered performance-based compensation not subject to the limits of Section 162(m) if the compensation is with respect to a binding written agreement that was in effect on November 2, 2017. As a result, performance-based compensation arrangements which were granted prior to November 2, 2017 may continue to be considered performance-based compensation not subject to the limits of Section 162(m). However, because of uncertainties regarding the interpretation of the transition rule, no assurances can be given at this time that existing contracts and awards will meet the requirements of the transition rule. Payments made and stock-based awards that do not qualify for the transition rule will no longer be deductible by the Company if the executive’s total compensation exceeds $1,000,000 in a given year. The Compensation Committee will not limit its decisions with respect to executive compensation to that which is deductible under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company.

The tax legislation may also have an impact on the attainment of certain performance goals for performance share awards granted in 2016 and 2017. Although the Compensation Committee may adjust performance goals for future awards under the 2011 Plan as warranted by certain external factors such as the tax legislation, it has been its practice to avoid making such adjustments to previously granted awards, regardless of whether advantageous or disadvantageous to executives. In accordance with this historic practice, the Compensation Committee does not intend to adjust the performance goals for the 2016 and 2017 awards in response to the tax legislation, as our analysis indicates that making such adjustments would reduce shareholder value.

The Company designs, awards and implements its non-qualified deferred compensation arrangements to fully comply with Code Section 409A and accompanying regulations. We amended our non-qualified deferred compensation plans to comply with Section 409A, effective January 1, 2009.

On January 1, 2006, the Company began accounting for stock-based payments, including stock option grants and restricted stock awards in accordance with the requirements of ASC 718, Compensation — Stock Compensation in the consolidated GAAP financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Torchmark has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Darren M. Rebelez, Chairman
Jane M. Buchan
Lloyd W. Newton

February 26, 2018

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.

SUMMARY COMPENSATION TABLE

The table below summarizes various categories of compensation earned in 2017 by the persons who served as the Company’s Co-Chief Executive Officers, its Chief Financial Officer and the three next most highly compensated executive officers of the Company. The six named executive officers had 2017 salaries and bonuses (as reflected in the Non-Equity Incentive Plan Compensation column or the Bonus column below) in the aggregate which represented 31.79% of their total compensation in 2017. None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with the Company or any of its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1,2,3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Gary L. Coleman	2017	896,154	0	2,704,100	1,708,500	1,830,000	1,178,214	49,888	8,366,856
Co-Chairman and Chief Executive Officer	2016	870,865	0	1,519,200	1,497,500	1,320,000	981,809	18,619	6,207,993
	2015	845,192	0	2,010,375	1,561,500	1,151,000	218,403	45,992	5,832,462

Larry M. Hutchison	2017	896,154	0	2,704,100	1,708,500	1,830,000	1,133,382	39,810	8,311,946
Co-Chairman and Chief Executive Officer	2016	870,865	0	1,519,200	1,497,500	1,320,000	931,569	18,619	6,157,753
	2015	845,192	0	2,010,375	1,561,500	1,151,000	194,789	34,764	5,797,620

Frank M. Svoboda	2017	519,615	0	849,860	706,180	445,000	808,533	21,962	3,351,150
Executive Vice President & Chief Financial Officer	2016	499,692	0	607,680	407,400	330,000	552,832	22,706	2,420,310
	2015	477,692	0	643,320	624,600	250,000	215,347	24,780	2,235,739

Roger C. Smith[a]	2017	599,904	0	0	1,309,850	360,000	1,133,512	25,571	3,428,837
Chief Executive Officer, AIL and LNL Agency Divisions	2016	594,846	0	911,520	583,940	475,000	1,026,586	15,147	3,607,039
	2015	583,846	0	964,980	936,900	430,000	658,087	15,068	3,588,881

W. Michael Pressley	2017	519,615	0	772,600	740,350	400,000	661,825	22,945	3,117,335
Executive Vice President & Chief Investment Officer	2016	499,692	0	607,680	407,400	330,000	581,532	21,910	2,448,214
	2015	478,462	0	643,320	624,600	250,000	429,218	13,820	2,439,420

J. Matthew Darden	2017	509,615	270,000	540,820	432,820	0	213,888	9,450	1,976,593
Executive Vice President & Chief Strategy Officer	2016	489,538	250,000	253,200	258,020	0	145,207	9,275	1,405,240
	2015	459,885	230,000	268,050	343,530	0	101,375	9,275	1,412,115
a Mr. Smith retired as of December 31, 2017.
1 Amounts shown in this column for Messrs. Coleman, Hutchison, Svoboda, Pressley and Darden for 2017 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 21, 2017 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($5,408,200), Hutchison ($5,408,200), Svoboda ($1,699,720), Pressley ($1,545,200) and Darden ($1,081,640).
2 Amounts shown in this column for Messrs. Coleman, Hutchison, Svoboda, Smith, Pressley and Darden for 2016 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 24, 2016 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($3,038,400), Hutchison ($3,038,400), Svoboda ($1,215,360), Smith ($1,823,040), Pressley ($1,215,360) and Darden ($506,400).
3 Amounts shown in this column for Messrs. Coleman, Hutchison, Svoboda, Smith, Pressley and Darden for 2015 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 25, 2015 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($4,020,750), Hutchison ($4,020,750), Svoboda ($1,286,640), Smith ($1,929,960), Pressley ($1,286,640) and Darden ($536,100).
4 Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Footnote 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2017.

5 Change in Pension Value and Non-Qualified Deferred Compensation Earnings:

Executive	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)	Increase in Present Value SERP ($)	Decrease in Present Value SERP ($)
Gary L. Coleman	2017	323,420		854,794
	2016	267,849		713,960
	2015	75,525		142,878

Larry M. Hutchison	2017	307,790		825,592
	2016	251,752		679,817
	2015	66,476		128,313

Frank M. Svoboda	2017	204,301		604,232
	2016	154,370		398,462
	2015	37,078		178,269

Roger C. Smith	2017	228,248		905,264
	2016	198,409		828,177
	2015	99,327		558,760

W. Michael Pressley	2017	153,771		508,054
	2016	162,083		419,449
	2015	106,610		322,608

J. Matthew Darden	2017	71,734		142,154
	2016	50,191		95,016
	2015	37,935		63,440
6 Includes Company matching contribution to each executive's 401(k) Plan account; excess premiums for additional life insurance for Messrs. Coleman, Hutchison, Svoboda, R. Smith and Pressley; and the categories and quantified amounts (if required) of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives.

Name	Perquisites[a] ($)	401(k) Match ($)	Excess Premiums for Additional Life Insurance ($)	Total ($)
Gary L. Coleman	30,688	9,450	9,750	49,888
Larry M. Hutchison	20,610	9,450	9,750	39,810
Frank M. Svoboda	10,644	9,450	1,868	21,962
Roger C. Smith		9,450	16,121	25,571
W. Michael Pressley		9,450	13,495	22,945
J. Matthew Darden		9,450		9,450

[a]
For Messrs. Coleman and Hutchison, the total amount listed reflects the aggregate incremental cost of personal use of corporate aircraft. For Mr. Svoboda, the amount reflects fitness center dues, country club dues and personal use of certain Company-purchased tickets.

The Company occasionally allows executives the personal use of tickets for sporting and special events previously acquired by the Company for business entertainment purposes. For certain tickets acquired by the Company, there is no incremental cost to the Company for such use.
For purposes of compensation disclosure, the value of personal use of Company aircraft is calculated using the actual variable costs incurred by the Company associated with such flights, including fuel, maintenance of the planes, "dead head" flights, pilot travel expenses, on-board catering, landing and parking fees, and other variable costs. Fixed costs, such as pilots' salaries, are not included since they do not change with usage.

CEO PAY RATIO
The Pay Ratio Disclosure Rule, codified in Item 402(u) of Regulation S-K and adopted pursuant to Section 953(b) of the Dodd-Frank Act, requires the Company to calculate and disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its employees. For 2017, our last completed fiscal year:

•
The annual total compensation of the Company's Co-CEO[1] was $8,373,156, consisting of the total compensation reported for him in the Summary Compensation Table included elsewhere in this Proxy Statement plus non-cash compensation in the form of Company-paid healthcare benefits; and

•	The median of the annual total compensation of all employees of the Company (other than the Co-CEOs) was $80,680.
Based on this information, for 2017, the ratio of the annual total compensation of the Company's Co-CEO to the median of the annual total compensation of all employees was 104 to 1.2 The Company believes however that, since companies may employ different methodologies and assumptions to determine such a ratio, this pay ratio should not be relied upon for comparison purposes with the Company's peers.
Methodology
To identify the Company's employee population and its “median employee” and to determine the annual total compensation of the Company's Co-CEO and its “median employee”, the following methodology was utilized:
Identification of Employee Population

•
We selected October 1, 2017 as the determination date for purposes of identifying the employee population from which the “median employee” was identified. The employee population on that date consisted of 3,032 employees, which included all of the full-time, part-time and temporary employees of the Company and its consolidated subsidiaries.[3]

Identification of Median Employee

•
To identify our “median employee”, we utilized existing payroll records to compare the total cash compensation of our employees over the period from January 1, 2017 through September 30, 2017. This compensation measure, which was believed to reasonably reflect the annual compensation of our employees, was consistently applied to all employees in the employee population.[4] Use of a partial-year measurement period, as opposed to the full 2017 fiscal year, was also believed to reasonably reflect the annual compensation of our employees. Since all of our employees are located in the United States, no cost-of-living adjustments were made in identifying the “median employee”. Because the employee population consisted of an even number of employees (3,032), two “median employees” were originally identified.

•
A significant component of the total compensation of Company employees in the employee population consists of employee benefits that vary by business unit, bargaining group and individual elections. As employees of the Company’s wholly-owned union subsidiary, however: (i) neither of the originally identified “median employees” was eligible to participate in the Company’s Defined Benefit Plan, although 79% of employees in the employee population were eligible to and did participate in such plan; (ii) neither of such individuals was eligible to participate in the Company’s Thrift Plan, although 82% of employees in the employee population were eligible to and 62% of employees did participate in such plan; and (iii) one of such individuals did not elect to participate in the Company’s health insurance program and received no Company-paid healthcare benefits[5], although 100% of employees in the employee population were eligible to and 71% of employees did participate in such program, to which the Company partially contributed on behalf of such employees.

•
Since each of the originally identified "median employees" was determined to have anomalous compensation characteristics not reasonably reflective of the employee population—namely, non-participation in certain benefit programs—which would have significantly impacted the pay ratio, another employee with substantially similar compensation to that of the originally identified "median employees", based on the same compensation measure (total cash compensation), was substituted as the “median employee”. The replacement “median employee” participated in each of the above-described employee benefit programs in 2017.

Calculation of Annual Total Compensation and CEO Pay Ratio

•
To determine the annual total compensation of the Company's Co-CEO, we used the total compensation amount ($8,366,856) reflected in the 2017 Summary Compensation Table included in this Proxy Statement, then added non-cash compensation consisting of Company-paid healthcare benefits.[6]

•
We then combined all of the elements of the “median employee’s” compensation for 2017, in accordance with requirements of Item 402(c)(2)(x) of Regulation S-K, and added non-cash compensation consisting of Company-paid healthcare benefits[7], in order to arrive at the “median employee’s” annual total compensation amount ($80,680).

•
Finally, we calculated the ratio of the annual total compensation paid to the Company's Co-CEO to that of the median employee (CEO pay ratio) based upon these results. The resulting ratio is a reasonable estimate calculated in a manner consistent with 402(u) of Regulation S-K.

1 Since the Company operated with Co-CEOs during 2017, the annual total compensation of Co-CEO Gary L. Coleman (referred to herein as "the Company's Co-CEO"), which was moderately higher than that of Co-CEO Larry M. Hutchison, was utilized for the purpose of calculating the CEO pay ratio.
2 The annual total compensation of Mr. Hutchison, the other Co-CEO, would have resulted in a ratio of 103 to 1.
3 Independent contractors were excluded from the employee population. The Company, which utilizes various widely recognized tests, including standards set forth by the U.S. Dept. of Labor under the Fair Labor Standards Act, guidance from the IRS, as well as common law, to determine whether its workers are employees, applied the same criteria for purposes of the pay ratio rule. Another basis for exclusion from the employee population consisted of workers whose compensation was determined by an unaffiliated third party but who provided services to the Company or its consolidated subsidiaries as independent contractors, in accordance with Item 402(u)(3) of Reg. S-K.
4 With respect to 414 permanent employees who were employed for less than the full nine-month measurement period, their total cash compensation was credited to include the portion of the measurement period they were not employed. No full-time equivalent adjustments were made.
5 Such benefits vary by health plan type, employee salary, and plan participation by employee family members.
6 Company-paid healthcare benefits, totaling $6,300, were included in the calculation of the annual total compensation of the Company's Co-CEO for 2017.
7 Company-paid healthcare benefits, totaling $4,104, were included in the calculation of the median employee’s annual total compensation for 2017.

2017 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options[3] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4] ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary L. Coleman	Options	2/21/2017								150,000	77.26	1,708,500
	Performance Shares	2/21/2017				17,500	35,000	70,000				2,704,100
	Annual Cash		630,000	1,260,000	1,890,000
Larry M. Hutchison	Options	2/21/2017								150,000	77.26	1,708,500
	Performance Shares	2/21/2017				17,500	35,000	70,000				2,704,100
	Annual Cash		630,000	1,260,000	1,890,000
Frank M. Svoboda	Options	2/21/2017								62,000	77.26	706,180
	Performance Shares	2/21/2017				5,500	11,000	22,000				849,860
	Annual Cash		156,000	312,000	468,000
Roger C. Smith	Options	2/21/2017								115,000	77.26	1,309,850
	Annual Cash		180,000	360,000	540,000
W. Michael Pressley	Options	2/21/2017								65,000	77.26	740,350
	Performance Shares	2/21/2017				5,000	10,000	20,000				772,600
	Annual Cash		156,000	312,000	468,000
J. Matthew Darden	Options	2/21/2017								38,000	77.26	432,820
	Performance Shares	2/21/2017				3,500	7,000	14,000				540,820
1 Estimated future payouts under non-equity incentive plan awards are calculated pursuant to the Company’s MIP Plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount pursuant to an incentive plan framework and subjective criteria as described on pages 29 and 30. On January 17, 2018, the Compensation Committee certified attainment of the bonus objectives for Messrs. Svoboda, R. Smith and Pressley who were paid the bonuses shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table shortly thereafter. On February 26, 2018, the independent members of the Board approved the payment of the bonuses as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table to Messrs. Coleman and Hutchison based upon receipt of the Compensation Committee’s January 17, 2018 certification of attainment of their bonus objectives.
2 Performance shares awarded February 21, 2017, pursuant to the Company’s 2011 Plan and to be issued upon vesting following completion of the three year performance period commencing January 1, 2017 and ending December 31, 2019 and certification of attainment of specified targets for cumulative net operating income earnings per share, underwriting income and average return on equity for the performance period.
3 Non-qualified stock options granted February 21, 2017 to Messrs. Svoboda, R. Smith, Pressley and Darden have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the Compensation Committee. Non-qualified stock options granted February 21, 2017 to Messrs. Coleman and Hutchison have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the independent members of the Board. All of the options granted on the above date vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date.
4 The values included in this column represent the grant date fair value of performance share awards, restricted stock and option awards computed in accordance with ASC 718. The assumptions utilized for options are set out in Footnote 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary L. Coleman	02/21/17		150,000	[2]		77.2600	02/21/24
	02/24/16		125,000	[1]		50.6400	02/24/26
	02/25/15	75,000	75,000	[2]		53.6100	02/25/22
	02/24/14	150,000				50.6934	02/24/21
	02/27/13	150,000				37.4000	02/27/20
	01/23/12	97,500				30.3267	01/23/19
								02/21/17					70,000	[5]	6,349,700	[4]
								02/24/16					60,000	[6]	5,442,600	[4]
								02/25/15	33,261	[3]	3,017,105	[4]
Larry M. Hutchison	02/21/17		150,000	[2]		77.2600	02/21/24
	02/24/16		125,000	[1]		50.6400	02/24/26
	02/25/15	75,000	75,000	[2]		53.6100	02/25/22
	02/24/14	150,000				50.6934	02/24/21
	02/27/13	150,000				37.4000	02/27/20
	01/23/12	97,500				30.3267	01/23/19
								02/21/17					70,000	[5]	6,349,700	[4]
								02/24/16					60,000	[6]	5,442,600	[4]
								02/25/15	33,261	[3]	3,017,105	[4]
Frank M. Svoboda	02/21/17		62,000	[2]		77.2600	02/21/24
	02/24/16		60,000	[2]		50.6400	02/24/23
	02/25/15	30,000	30,000	[2]		53.6100	02/25/22
	02/24/14	60,000				50.6934	02/24/21
	02/27/13	60,000				37.4000	02/27/20
	01/23/12	49,500				30.3267	01/23/19
								02/21/17					22,000	[5]	1,995,620	[4]
								02/24/16					24,000	[6]	2,177,040	[4]
								02/25/15	10,644	[3]	965,517	[4]

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roger C. Smith	02/21/17		115,000	[2]		77.2600	02/21/24
	02/24/16		86,000	[2]		50.6400	02/24/23
	02/25/15	45,000	45,000	[2]		53.6100	02/25/22
	02/24/14	90,000				50.6934	02/24/21
	02/27/13	90,000				37.4000	02/27/20
								02/24/16					36,000	[6]	3,265,560	[4]
								02/25/15	15,966	[3]	1,448,276	[4]
W. Michael Pressley	02/21/17		65,000	[2]		77.2600	02/21/24
	02/24/16		60,000	[2]		50.6400	02/24/23
	02/25/15	30,000	30,000	[2]		53.6100	02/25/22
								02/21/17					20,000	[5]	1,814,200	[4]
								02/24/16					24,000	[6]	2,177,040	[4]
								02/25/15	10,644	[3]	965,517	[4]
J. Matthew Darden	02/21/17		38,000	[2]		77.2600	02/21/24
	02/24/16		38,000	[2]		50.6400	02/24/23
	02/25/15	16,500	16,500	[2]		53.6100	02/25/22
								02/21/17					14,000	[5]	1,269,940	[4]
								02/24/16					10,000	[6]	907,100	[4]
								02/25/15	4,435	[3]	402,299	[4]
1 Stock options vest at the rate of 25% per year over a four-year period commencing on the second anniversary of the grant date, with a ten-year term.
2 Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven-year term.
3 Performance shares to be issued with respect to a three year performance period commencing January 1, 2015 and ending December 31, 2017 based upon the degree of satisfaction of three performance criteria. Shares shown reflect actual performance attained during the period and will vest in 2018 upon certification of achievement of performance objectives by the Compensation Committee.
4 Calculated using 2017 year-end closing market price of $90.71 per share.
5 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2017 and ending December 31, 2019, if at all, based upon the degree of satisfaction of three performance criteria.
6 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2016 and ending December 31, 2018, if at all, based upon the degree of satisfaction of three performance criteria.

OPTION EXERCISES AND STOCK VESTED
DURING FISCAL YEAR ENDED DECEMBER 31, 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[2,3] ($)
Gary L. Coleman	112,500	5,581,757	26,644	[4]	2,058,515
Larry M. Hutchison	112,500	5,580,096	26,644	[5]	2,058,515
Frank M. Svoboda	0	0	8,975	[6]	691,757	[9]
Roger C. Smith	112,500	5,948,817	16,988	[7]	1,301,483	[10]
W. Michael Pressley	52,500	1,742,225	10,925	[8]	835,258	[11]
Mr. Darden had no option exercises or stock vested during 2017.
1 “Value Realized on Exercise” represents the difference between the fair value per share less brokerage commissions in broker-assisted “cashless” or “modified cashless” option exercises and the exercise price per share, multiplied by the number of shares underlying each option exercised.
2 “Value Realized on Vesting” represents the value of restricted stock or performance shares calculated by multiplying the number of vested shares by the closing price of Company common stock on the NYSE on the vesting date or, if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.
3 Vesting Dates for Shares of Restricted Stock:

Executive	Jan 23, 2017	Feb 21, 2017
Gary L. Coleman
Larry M. Hutchison
Frank M. Svoboda	450
Roger C. Smith	3,000	1,200
W. Michael Pressley	2,400
4 Executive acquired 26,644 shares on February 21, 2017 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2014 - 2016 performance period.
5 Executive acquired 26,644 shares on February 21, 2017 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2014 - 2016 performance period.
6 Executive acquired 450 shares on vesting of restricted stock and 8,525 shares on February 21, 2017 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2014 - 2016 performance period. Executive surrendered to the Company 2,025 of such vested performance shares in partial payment of withholding taxes due.
7 Executive acquired 4,200 shares on vesting of restricted stock and 12,788 shares on February 21, 2017 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2014 - 2016 performance period. Executive surrendered to the Company 1,200 of such vested restricted stock shares and 4,966 of such vested performance shares in payment of withholding taxes due.
8 Executive acquired 2,400 shares on vesting of restricted stock and 8,525 shares on February 21, 2017 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2014 - 2016 performance period. Executive surrendered to the Company 3,525 of such vested performance shares in partial payment of withholding taxes due.
9 $33,115.50 for restricted stock and $658,641.50 for performance shares. Shares surrendered to the Company in partial payment of withholding taxes due on vested performance shares were valued at $156,452.
10 $313,482 for restricted stock and $988,001 for performance shares. Shares surrendered to the Company in payment of withholding taxes due on vested restricted stock shares were valued at $89,515 and shares surrendered in payment of withholding taxes due on vested performance shares were valued at $383,673.
11 $176,616 for restricted stock and $658,642 for performance shares. Shares surrendered to the Company in partial payment of withholding taxes due on vested performance shares were valued at $272,342.

PENSION BENEFITS AT DECEMBER 31, 2017

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under the Torchmark Corporation Pension Plan and the Torchmark Corporation Supplemental Executive Retirement Plan (effective January 1, 2007) (the SERP) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements. No benefits are payable under the SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Gary L. Coleman	Torchmark Corporation Pension Plan	36	2,518,336	0
	Torchmark Corporation Supplemental Executive Retirement Plan	36	7,887,941	0
Larry M. Hutchison	Torchmark Corporation Pension Plan	32	2,265,914	0
	Torchmark Corporation Supplemental Executive Retirement Plan	32	7,109,200	0
Frank M. Svoboda	Torchmark Corporation Pension Plan	14	1,029,912	0
	Torchmark Corporation Supplemental Executive Retirement Plan	14	1,909,014	0
Roger C. Smith	Torchmark Corporation Pension Plan	18	1,365,288	0
	Torchmark Corporation Supplemental Executive Retirement Plan	18	5,647,634	0
W. Michael Pressley	Torchmark Corporation Pension Plan	15	1,474,819	0
	Torchmark Corporation Supplemental Executive Retirement Plan	15	2,796,391	0
J. Matthew Darden	Torchmark Corporation Pension Plan	3	159,860	0
	Torchmark Corporation Supplemental Executive Retirement Plan	3	300,610	0
1 Present value of accumulated benefits is calculated using the December 31, 2017 FAS 87 disclosure assumptions as follows: (a) discount rate of 3.76% for the Torchmark Corporation Pension Plan benefits; (b) discount rate of 3.72% for Torchmark Corporation Supplemental Executive Retirement Plan benefits; (c) Optional Combined Tables for males and females based on the RP-2014 Mortality Table projected generationally from 2006 with Scale BB (male); (d) the calculated present value at age 65 is discounted with interest only to the current age and (e) no pre-retirement mortality or termination assumed prior to age 65.
The Torchmark Corporation Pension Plan (the Pension Plan) is a non-contributory pension plan which covers all eligible employees at the Company and each of its subsidiaries except for American Income (which maintains a separate plan) and a limited number of Globe employees. Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The NEOs are subject to the Torchmark Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the ten years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.

If the participant retires between the ages of 55 and 64, the amount of the Pension Plan benefits is reduced so that if he retires at age 55, the participant will be entitled to 50% of the accrued benefits. Each of the named executive officers is eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.

Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2017, $215,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Code (in 2017, $270,000), not on actual final average earnings of the participant.

After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a supplemental executive retirement plan, effective January 1, 2007. This non-qualified SERP is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from the Torchmark Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount annual limit on qualified pension plan benefits. No benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 30 executives of the Company and its subsidiaries, including each of the NEOs, to participate in the SERP on February 20, 2017.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs:

•	upon termination of their employment in connection with stock options issued to them under the Company’s various incentive plans;

•	upon termination of employment in connection with performance shares awarded to them under the 2011 Plan;

•	at age 65 in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement; and

•	upon termination of their employment in the executive’s chosen form of annuitized payment under the SERP.

Additionally, in the case of a change in control of the Company, stock options and performance shares held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result. For purposes of the following disclosures, the assumptions used in making the calculations are:

•	the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2017;

•	the per share price of Company stock is $90.71, which was the closing price of the stock on December 31, 2017;

•
the ages of the NEOs as of December 31, 2017 were Gary L. Coleman (age 64), Larry M. Hutchison (age 63), Frank M. Svoboda (age 56), Roger C. Smith (age 65), W. Michael Pressley (age 66) and J. Matthew Darden (age 46); and

•	the NEOs’ salaries and non-equity incentive plan compensation are what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

The Company's currently outstanding stock options provide that the options may be exercised for a period of time after termination of employment that varies with the circumstances of the termination:

•	on a voluntary termination—one month after termination of employment or the expiration of the stated term of the option, whichever is shorter;

•	on an involuntary termination without cause—three months after termination of employment or the expiration of the stated term of the option, whichever is shorter;

•	on an early retirement (defined to be at or after age 55)—three years from the date of retirement or the expiration of the stated term of the option whichever is shorter;

•	on retirement at or after age 60 —five years from the date of retirement or the expiration of the stated term of the option whichever is shorter;

•
on a normal retirement (defined to be at or after age 65)—the remaining balance of the term of the option, and all options remaining unvested upon the exercise of the option vest in full on the retirement date;

•	on disability—the remaining balance of the term of the option, and all options remaining unvested immediately vest in full; and

•	on death—the remaining balance of the term of the option or one year from the date of death, whichever is longer, and all options remaining unvested at the date of death immediately vest in full.

If employment is terminated for cause, there is no post-termination exercise, as all outstanding options are forfeited to the Company. “Cause” is defined by the 2011 Plan as a reason for a plan participant’s termination of employment as that term may be defined in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no employment, severance or similar agreement and if the grant agreement does not define that term (which is the case for all awards currently outstanding under the 2011 Plan), “cause” is defined as any of the following acts by the plan participant, as determined by the Compensation Committee or the Board of Directors:

•	gross neglect of duty,

•	prolonged absence from duty without the consent of the Company,

•	intentionally engaging in any activity in conflict with, or adverse to, the business or other interests of the Company, or

•	willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

Additionally, stock options awarded beginning in 2015 to executives age 55 and above (54 and above beginning in 2018) on the grant date contain provisions requiring the executive to have held the option for one year following the grant date to be entitled to any ability to exercise after termination of employment, except in the case of disability or death.

Performance Shares and Termination of Employment

The Company’s currently outstanding performance share awards provide that if the executive’s employment terminates during the three year performance measurement period because of death or disability, the executive is deemed to have earned the target award without the application of any performance multiplier. Performance share awards provide for the payment of a prorated target level award upon confirmation of attainment of the performance objectives in the case of the executive’ early retirement based upon age at early retirement (Age 60 10% of target award, Age 61 20% of target award, Age 62 40% of target award, Age 63 60% of target award and Age 64 80% of target award). Beginning with the 2015 awards, performance share awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the award recipient's separation from employment for any reason for a two-year period from the date of separation or in the event of termination due to early retirement or normal retirement, during the remaining vesting period prior to the vesting date, whichever is longer.

The following table sets out values for outstanding “in the money” stock options and performance share awards that would have been realized by the NEOs as of December 31, 2017 in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual NEO based upon the foregoing assumptions are shown.

Termination of Employment—Stock Options and Performance Share Awards

Name	Award Type	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Early Retirement ($)	Retirement at or after Age 60 ($)	Normal Retirement ($)	Disability/Death ($)
Gary L. Coleman	Stock Options				30,460,112		32,477,612
	Performance Shares				7,438,220		9,297,775

Larry M. Hutchison	Stock Options				30,460,112		32,477,612
	Performance Shares				5,578,665		9,297,775

Frank M. Svoboda	Stock Options			13,218,769			14,052,669
	Performance Shares						3,174,850

Roger C. Smith	Stock Options					15,184,414	16,731,164
	Performance Shares					3,265,560	3,265,560

W. Michael Pressley	Stock Options					4,630,200	5,504,450
	Performance Shares					3,084,140	3,084,140

J. Matthew Darden	Stock Options	612,150	1,985,630				3,258,060
	Performance Shares						1,542,070

Retirement Life Insurance Agreements

The Company will provide a life insurance benefit to each of the NEOs during their respective lifetimes, effective upon the later of his 65thbirthday or his retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1,995,000.

Employee’s Age Nearest Birthday at date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%

Based upon an assumed retirement date of December 31, 2017, each executive would have the following life insurance coverage under his Retirement Life Insurance Agreement: Messrs. Coleman, Hutchison and R. Smith, $1,995,000. Each of them would be issued an insurance policy by a Company subsidiary with a face amount equal to his insurance coverage. Messrs. Svoboda, Pressley and Darden are not covered by a Retirement Life Insurance Agreement.

Supplemental Executive Retirement Plan

The Torchmark Corporation Supplemental Executive Retirement Plan became effective January 1, 2007. No benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. Assuming the NEOs retired on December 31, 2017, since Messrs. Coleman, Hutchison, Svoboda, R. Smith and Pressley were at least age 55 on that date, they would be entitled to receive benefits under the SERP. Mr. Darden is not eligible to retire under the terms of the SERP. The annual benefits payable as of December 31, 2017 for the NEOs listed below are as follows:

Gary L. Coleman	$546,324
Larry M. Hutchison	$506,220
Frank M. Svoboda	$28,705
Roger C. Smith	$353,563
W. Michael Pressley	$208,115

Change-in-Control—Stock Options and Performance Share Awards

The 2011 Plan provides that: (1) in case of a change in control where the new controlling person does not assume or equitably substitute stock options or performance shares, all outstanding options become fully exercisable and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the change in control, and (2) in the case of a change in control where the new controlling person assumes or equitably substitutes stock options or performance shares, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change in control, all outstanding options are fully exercisable and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the date of termination.

For purposes of the 2011 Plan , a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 25% or more of the Company’s voting securities, but not including:

•	an acquisition by a person who on the plan’s effective date (April 28, 2011 for the 2011 Plan) was the beneficial owner of 25% or more the Company’s voting securities;

•	an acquisition of securities by or from the Company;

•	an acquisition of securities by a Company employee benefit plan; or

•	an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.

(ii)
Individuals serving on the Company’s Board on the effective dates of the 2011 Plan cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).

(iii)	A reorganization, merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, unless, following any such transaction:

•
all or substantially all of the Company’s shareholders prior to the transaction own more than 50% of the voting stock of the Company or its successor in substantially the same proportions as their ownership of the Company’s voting stock prior to the transaction; and

•
no person (excluding any successor corporation or any employee benefit plan of the Company or a successor corporation) acquires 25% or more of the voting securities of the Company or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction, and

•	a majority of the members of the Board of the Company or its successor following the transaction were members of the Company’s Board prior to the transaction.

(iv)	The Company’s stockholders approve a complete liquidation or dissolution of the Company.

Assuming that the change in control occurred on December 31, 2017, the NEOs would have the following intrinsic option values and values for their unvested performance shares awarded under the 2011 Plan:

Name	Stock Options ($)	Unvested Performance Shares ($)
Gary L. Coleman	30,460,112	9,297,775
Larry M. Hutchison	30,460,112	9,297,775
Frank M. Svoboda	13,218,769	3,174,850
Roger C. Smith	15,184,414	3,265,560
W. Michael Pressley	4,630,200	3,084,140
J. Matthew Darden	2,746,960	1,542,070

2017 DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2,3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles E. Adair	112,500	0	135,002	0	0	0	247,502
Marilyn A. Alexander	103,125	135,052	0	0	0	0	238,177
David L. Boren	100,000	135,052	0	0	0	0	235,052
Jane M. Buchan	0	235,066	0	0	0	0	235,066
Robert W. Ingram	109,375	135,052	0	0	0	0	244,427
Steven P. Johnson	112,500	135,052	0	0	0	0	247,552
Lloyd W. Newton	140,000	135,052	0	0	0	0	275,052
Darren M. Rebelez	112,500	135,052	0	0	0	0	247,552
Lamar C. Smith	112,500	135,052	0	0	0	0	247,552
Paul J. Zucconi	135,000	0	135,002	0	0	0	270,002
1 The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 1,827 shares of restricted stock awarded to each of Ms. Alexander and Messrs. Ingram, Johnson, Rebelez and Lamar Smith; 1,827 restricted stock units (RSUs) awarded to Messrs. Boren and Newton and 3,180 RSUs awarded to Ms. Buchan, all awarded on January 3, 2017.
2 Aggregate outstanding option awards at fiscal year end 2017:

Director	No. of Options
Charles E. Adair	25,541
Marilyn A. Alexander	0
David L. Boren	0
Jane M. Buchan	11,667
Robert W. Ingram	0
Steven P. Johnson	0
Lloyd W. Newton	9,231
Darren M. Rebelez	5,269
Lamar C. Smith	0
Paul J. Zucconi	0
3 The amount presented in this column is computed in accordance with ASC 718 and represents the grant date fair value of the 9,643 stock options with an exercise price of $73.92 per share awarded on January 3, 2017 to each of Messrs. Adair and Zucconi.

DIRECTOR COMPENSATION PHILOSOPHY

The Company seeks to compensate its non-management directors by paying market-based compensation designed to attract the desired caliber of directors to the Board and to align those directors’ interests with shareholders' interests, focusing on results and the long-term by emphasizing equity compensation in the form of restricted stock, restricted stock units and stock options.

PAYMENTS TO DIRECTORS

In 2017, non-management directors of the Company were compensated on the basis of cash compensation and equity compensation:

(i)	Cash Compensation:

•
Directors are paid $100,000 of their annual retainer in cash in quarterly installments unless a timely election is made under the non-management director sub-plan of the 2011 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that sub-plan of the 2011 Plan;

•	The Lead Director receives an additional $40,000 annual retainer in cash, payable in quarterly installments;

•
Annual Board committee chair retainers, payable in quarterly installments in cash, are $35,000 for the Audit Committee Chair and $12,500 for each of the Chairs of the Compensation Committee and the Governance and Nominating Committee; and

•	All members of the Audit Committee (excluding the Audit Committee Chair) receive an additional annual Audit Committee member retainer of $12,500, payable in quarterly installments.

(ii)	Equity Compensation:

•
Directors are paid $135,000 of their annual retainer in equity, either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first NYSE trading day of January of each calendar year valued at the NYSE market closing price of Company common stock on that date; and

•
If no timely election is made, the non-management director receives his or her annual equity compensation in the form of $135,000 of market value stock options awarded on the first NYSE trading day of each year.

Newly elected non-management directors receive cash compensation and equity compensation which has been prorated for the period of their service during the year. Pursuant to the non-management director sub-plan of the 2011 Plan, upon the date of their initial election to the Board, newly elected non-management directors receive $100,000 of restricted stock valued at the market closing price of Company common stock on that date.

Directors do not receive meeting fees or fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses. Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.

Non-management directors receive very limited perquisites and other personal benefits, which may include holiday gifts and costs associated with spouses’ travel to Board meetings. In 2017, no non-management director received perquisites with an aggregate incremental cost to the Company in excess of $10,000 or any other personal benefits.

Non-management directors may currently elect to defer all or a designated portion of their cash-based annual director compensation into an interest-bearing account pursuant to a timely election made under the non-management director sub-plan of the 2011 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. The amounts in such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months as elected by the director with payments commencing on the earliest of: (i) December 31 of the fifth year after the year for which the deferral was made; (ii) the first business day of the fourth month after the director’s death; or (iii) the director’s termination as a non-management director of the Company or any of its subsidiaries for a reason other than death. No non-management director chose to defer any compensation pursuant to these provisions in 2017.

RELATED PARTY TRANSACTION POLICY AND TRANSACTIONS

On October 25, 2006, the Board adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (i) the disinterested members of the Board have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (ii) the transaction involves compensation approved by the Compensation Committee of the Board. In situations where a significant opportunity is presented to management or a member of the Board which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated 5% shareholder) must obtain the consent of the Board.

At their February 20, 2017 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transaction Policy for 2017.

You may find the Related Party Transaction Policy by going to the Company’s website at www.torchmarkcorp.com and clicking on the Investors page. The Policy is located under the Corporate Governance heading. Printed copies of the Related Party Transaction Policy may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all required Section 16(a) filings applicable to its executive officers, directors, and greater than ten percent beneficial owners were timely and correctly made except:

(i)
Late Form 4 filings were made to reflect acquisition of director equity grants by Charles E. Adair, Marilyn A. Alexander, David L. Boren, Jane M. Buchan, Steven P. Johnson, Robert W. Ingram, Lloyd W. Newton, Darren M. Rebelez, Lamar C. Smith and Paul J. Zucconi (one form each).

(ii)
Amended Form 4 filings were made to include previously-omitted shares acquired through dividend reinvestment by Marilyn A. Alexander (one form); to include omitted indirect beneficial ownership through a family trust by Ben W. Lutek (one form); to correctly reflect no shares remaining in an option grant by Steven J. DiChiaro (one form ); and to correct the balance of options remaining outstanding by John H. Rogers (one form).

PRINCIPAL SHAREHOLDERS

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2017, as indicated from the most recent Schedule 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares		Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	12,263,952	[1]	10.62%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	7,738,856	[2]	6.7%
1 The Vanguard Group reports the sole power to vote or direct the vote of 156,458 shares, shared power to vote or direct the vote of 26,165 shares, the sole power to dispose of or direct the disposition of 12,090,087 shares and shared power to dispose or to direct the disposition of 173,865 shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 118,840 shares, or .10%, of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 91,908 shares, or .07%, of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.
2 BlackRock, Inc. reports the sole power to vote or direct the vote of 6,713,835 and the sole power to dispose or to direct the disposition of 7,738,856 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock. No one person’s interest in the common stock of the Company is more than 5% of the total outstanding common shares.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is currently comprised of four directors, all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Paul J. Zucconi, who currently serves as Committee Chairman; Robert W. Ingram, Steven P. Johnson and Lamar C. Smith. All members of the Audit Committee, who served during 2017, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee has accounting or related financial management expertise. On February 26, 2018, after review and deliberation, the Board formally reaffirmed the status, as designated audit committee financial experts serving on the Audit Committee, of Mr. Zucconi (since October 2003) and Mr. Johnson (since February 2017), in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407(d)(5).

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. The Audit Committee evaluates the Company’s independent auditor prior to determining the firm which it will appoint, subject to stockholder ratification, to perform the audit of the Company and its subsidiaries each year. Additionally, the Audit Committee and the Company's senior accounting and financial reporting personnel perform further annual evaluation of Deloitte & Touche LLP (Deloitte), utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations. On a 10-year cycle, the Audit Committee also engages in a comprehensive process in which it solicits information from multiple independent accounting firms, enabling the Audit Committee to evaluate whether a change in the Company’s independent registered public accounting firm may be appropriate. In 2017, the Audit Committee solicited information from several firms, including Deloitte. As part of this process, with assistance from senior accounting personnel at the Company, the Audit Committee critically assessed each of the participating firms, focusing on the depth of insurance experience of their respective audit engagement teams and on evaluations of the quality of their audits by the Public Company Accounting Oversight Board (PCAOB). Based upon this assessment, the Audit Committee has concluded that Deloitte should be retained as the Company’s independent registered public accounting firm.

In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017 with Company management and Deloitte, the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee discussed with Deloitte all matters required to be discussed by auditing standards generally accepted in the United States of America, including PCAOB Auditing Standard No.16, Communications with Audit Committees (as may be modified or amended).

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Paul J. Zucconi, Chairman
Robert W. Ingram
Steven P. Johnson
Lamar C. Smith

February 26, 2018

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal years ended December 31, 2017 and 2016 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2017 ($)	2016 ($)
Audit Fees[1]	3,874,429	3,956,833
Audit Related Fees[2]	161,325	187,000
Tax Fees	0	0
All Other Fees[3]	0	24,737
Total Fees	4,035,754	4,168,570
1 Fees for audit services billed in 2017 and 2016 consisted of:
(i) Audit of Company’s annual financial statements and insurance subsidiaries’ statutory financial statements;
(ii) Review of the Company’s quarterly financial statements; and
(iii) Services related to Securities and Exchange Commission filings and regulatory matters.
2 Fees for audit related fees consisted of:
(i) comfort letters for debt transactions in 2017 and 2016;
(ii) assistance with Insurance Department examinations in 2016.
3 Fees for assistance with subsidiary fund review in 2016.

PRE-APPROVAL POLICY FOR ACCOUNTING FEES

All audit and non-audit services performed by Deloitte in 2017 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 and April 27, 2011 meetings. The Policy requires that all services provided by Deloitte, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the Disclosure Categories) that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of a specific service.

A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee annually for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly-scheduled meeting. The Chief Financial Officer (CFO) or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000, after obtaining approval of the Chair of the Audit Committee as the Designated Member. In order to engage Deloitte to provide any permitted services where the expected fee exceeds $50,000, a written proposal must be submitted to the Audit Committee or its Designated Member for approval. The Audit Committee may also periodically establish fee thresholds for pre-approved services.

At each regularly-scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Audit Committee’s last meeting, a list of any de minimus services approved by the CFO and the Audit Committee Chair and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.

PROCEDURAL MATTERS

Solicitation of Proxies

The Board of Torchmark Corporation solicits your proxy for use at the 2018 Annual Meeting of Shareholders and at any adjournment of the meeting. The Annual Meeting will be held at the Company Headquarters, 3700 South Stonebridge Drive,

McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time on Thursday, April 26, 2018. Gary L. Coleman and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board.

If the enclosed proxy/direction card is returned, properly executed, in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR Proposals 1, 2, 3 and 4. You have the right to revoke your proxy by giving written notice of revocation addressed to the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.

The proxy/direction card shall constitute voting instructions furnished to the trustees of the Torchmark Corporation Savings and Investment Plan and the American Income Life Insurance Company Agent Stock Purchase Plan with respect to shares allocated to individuals’ accounts under this plan. If the account information is the same, participants who are also stockholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustee of the plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total number of shares in the plan for which directions have been received.

Record Date, Voting Stock and Quorum

The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2018 Annual Meeting is March 2, 2018 (the Record Date). At the close of business on the Record Date, there were 113,851,304 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting. At the Annual Meeting, shareholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.

The presence at the 2018 Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not affect the outcome of any matter being voted on at the meeting.

Required Vote on Proposals

Proposal 1 – Election of Directors: Under the Company’s By-Laws, a nominee will be elected to the Board of the Company at the 2018 Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

An uncontested incumbent director is required to submit a contingent letter of resignation to the Board at the time of his/her nomination for consideration by the Governance and Nominating Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Governance and Nominating Committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

Proposal 2– Ratification of Appointment of Independent Registered Public Accounting Firm: Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. Abstentions and broker non-votes are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Approval of the Torchmark Corporation 2018 Incentive Plan: Under NYSE rules, the affirmative vote of at least a majority of the votes cast on this proposal is required for the approval of this proposal, provided that the total number of votes cast on this proposal represents a majority of the votes entitled to be cast on this proposal. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of this proposal (referred to as the NYSE Votes Cast) must be greater than 50% of the total of the Company’s outstanding shares of common stock. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” this proposal must represent a majority of the NYSE Votes Cast with respect to the proposal in order for it to be approved. Accordingly, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against the proposal.

 Proposal 4 – Advisory Vote to Approve Executive Compensation: Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the Annual Meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.

MISCELLANEOUS INFORMATION

Proposals of Shareholders

In order for a proposal (including nominations of candidates for the Board of Directors) by a shareholder of the Company to be eligible to be included in the Proxy Statement and proxy form for the Annual Meeting of Shareholders in 2019 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 19, 2018. If a shareholder proposal is submitted outside the proposal process mandated by this Securities and Exchange Commission rule, and is submitted instead under the Company’s advance notice By-Law provision (Article II, Section 10 of the By-Laws), the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 27, 2018 nor later than February 10, 2019, together with the necessary supporting documentation required under that By-Law provision.

General

The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $8,000 plus reimbursement for out-of-pocket expenses.

The Annual Report of the Company for 2017, which accompanies this Proxy Statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017 and the financial statements and schedules thereto. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These written requests should be directed to Investor Relations Department of Torchmark Corporation at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Carol A. McCoy
Vice President, Associate Counsel & Corporate Secretary
 March 19, 2018

APPENDIX A

Non-GAAP Reconciliation

The chart below reflects non-GAAP financial measures utilized by Management which are included in the Proxy Statement. Torchmark includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Torchmark's definitions of non-GAAP measures may differ from other companies' definitions.

Non-GAAP financial measure as referenced within Proxy Statement	Full Non-GAAP reference	Comparable GAAP financial measure
Net operating income earnings per diluted common share (EPS)	Net operating income from continuing operations per diluted common share	Earnings per share (EPS)
Operating income[1]	Net operating income from continuing operations	Net income
Underwriting income or margin[1]	Insurance underwriting income or margin	Net income
Return on Equity (ROE)[2]	Net operating income as a return on equity (ROE) excluding net unrealized gains on fixed maturities	Net income as a ROE
Book value per share[2]	Book value per share, excluding net unrealized gains on fixed maturities	Book value per share

1 Net operating income from continuing operations is the consolidated total of segment profits after tax and as such is considered a Non-GAAP measure. Underwriting income is a component of net operating income. See 10-K Results of Operations for reconciliation to the most directly comparable GAAP measure and for discussion of the usefulness and purpose of this measure.
2 Shareholders' equity, excluding net unrealized gains on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates on the fixed maturity available for sale portfolio. Net unrealized gains on fixed maturities referred to above are net of tax. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

A-1

APPENDIX B

TORCHMARK CORPORATION
2018 INCENTIVE PLAN
ARTICLE 1
PURPOSE

1.1     GENERAL. The purpose of the Torchmark Corporation 2018 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Torchmark Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

2.1     DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
(a)“Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.
(b)“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.
(c)“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
(d)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.
(e)“Board” means the Board of Directors of the Company.
(f)“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.
(g)“Change in Control” means and includes the occurrence of any one of the following events:
(1)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or
(2)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(3)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(4)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
(i)“Committee” means the committee of the Board described in Article 4.
(j)“Company” means Torchmark Corporation, a Delaware corporation, or any successor corporation.
(k)“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.
(m)“Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.
(n)“Dividend Equivalent” means a right granted to a Participant under Article 11.
(o)“Effective Date” has the meaning assigned such term in Section 3.1.
(p)“Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.
(q)“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
(r)“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided, that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.
(s)“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).
(t)“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.
(u)“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
(v)“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.
(w)“Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.
(x)“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.
(y)“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
(z)“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(aa)“Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.
(cc) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided, that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
(dd) “Performance Award” means any award granted under the Plan pursuant to Article 10.
(ee) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.
(ff) “Plan” means the Torchmark 2018 Incentive Plan, as amended from time to time.
(gg) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.
(hh) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
(ii) “Retirement” means a Participant’s termination of employment with the Company or an Affiliate with the Committee’s approval after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment.
(jj) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 14, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 14.
(kk) “Stock” means the $1.00 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.
(ll) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.
(mm) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
(nn) “1933 Act” means the Securities Act of 1933, as amended from time to time.
(oo) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1     EFFECTIVE DATE. Subject to the approval of the Plan by the Company’s stockholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2     TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4
ADMINISTRATION

4.1     COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
4.2     ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
4.3     AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:
(a)     Grant Awards;
(b)    Designate Participants;
(c)    Determine the type or types of Awards to be granted to each Participant;
(d)     Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;
(e)    Determine the terms and conditions of any Award granted under the Plan;
(f)    Prescribe the form of each Award Certificate, which need not be identical for each Participant;
(g)    Decide all other matters that must be determined in connection with an Award;
(h)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;
(i)    Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;
(j)    Amend the Plan or any Award Certificate as provided herein; and
(k)    Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan. Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4     DELEGATION.
(a)     Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.
(b)    Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.
4.5     INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1     NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 8,800,000 Shares, plus a number of additional Shares (not to exceed 184,000) available for awards as of the Effective Date under the Company’s 2011 Long-Term Compensation Plan (the “Prior Plan”) that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 8,984,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.
5.2     SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.
(a)    Awards of Options and Stock Appreciation Rights with up to a seven-year term shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as .85 of a Share for each Share covered by such Awards, Options and Stock Appreciation Rights with a term of seven to ten years shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as one (1) Share for each Share covered by such Awards, Full Value Awards that vest based on performance criteria other than continued service shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 3.1 Shares for each Share covered by such Award, and Full Value Awards that vest solely on continued service shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 3.88 Shares for each Share covered by such Awards.
(b)    The full number of Shares subject to the Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).
(c)    Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d)     Shares withheld from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.
(e)     To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(f)     Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(g)     To the extent that the full number of Shares subject to Full Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(h)     Substitute Awards granted pursuant to Section 13.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.
(i)     Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.
5.3     STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
5.4     LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 14):
(a)    Options. The maximum aggregate number of Shares subject to Options granted under the Plan within a single calendar year to any one Participant shall be 300,000.
(b)    SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan within a single calendar year to any one Participant shall be 300,000.
(c)    Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units under the Plan within a single calendar year to any one Participant shall be 100,000.
(d)    Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan within a single calendar year to any one Participant shall be 150,000 Shares at the target level.
(e)    Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant within a single calendar year shall be $4,000,000.
(f)    Non-Employee Director Awards. The maximum dollar amount of Awards that may be granted under this Plan to any one (1) Non-Employee Director as part of their compensation in any single calendar year is $450,000 for any director in such year. The value of all Awards shall be calculated based upon the grant date fair value for financial reporting purposes.
5.5     MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 13.10, Full-Value Awards granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Full-Value Awards in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control, and (ii) the Committee may grant Full-Value Awards without the above described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full-Value Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 10% or fewer of the total number of Shares authorized under the Plan.

ARTICLE 6
ELIGIBILITY
6.1     GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the

Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS
7.1     GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a)     EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided, that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.10) shall not be less than the Fair Market Value as of the Grant Date.
(b)     PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and re-grant or otherwise, without the prior approval of the stockholders of the Company.
(c)     TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.
(d)     PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.
(e)     EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.
(f)     NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
(g)     NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.
7.2     INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1     GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
(a)     RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over

(2)	The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)     PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.
(c)    TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.
(d)    NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.
(e)    NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

ARTICLE 9
RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND DEFERRED STOCK UNITS
9.1     GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.
9.2     ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.
9.3    DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant.
9.4    FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
9.5    DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10
PERFORMANCE AWARDS
10.1    GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.
10.2    PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period. The Committee may provide in any Performance Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise be objectively adjusted for any specified unusual circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (c) accruals for reorganization and restructuring programs; and (d) foreign exchange gains and losses.

ARTICLE 11
DIVIDEND EQUIVALENTS
11.1    GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full- Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS
12.1    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to the last sentence of Section 5.5) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS
13.1    AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
13.2    FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.
13.3    LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
13.4    BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.
13.5    STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
13.6    ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:
(1)    all of that Participant’s outstanding Options and SARs shall become fully exercisable;
(2)    all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and
(3)    the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:
(A)    if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and
(B)    if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and
(C)    in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination.
To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
13.7    EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 13.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a)Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, subject to Section 16.3, there shall be a prorata payout to Participants within thirty (30) days following the Change in Control (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
(b)Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within thirty (30) days following the date of termination of employment (unless a later date is required by Section 16.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
13.8    ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 13.6 or 13.7 above and subject to Section 5.5 as to Full-Value Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8.
13.9    FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.
13.10    SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE
14.1    MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.
14.2    DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
14.3    GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION
15.1    AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
15.2    AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:
(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);
(b)    The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)Except as otherwise provided in Section 14.1, the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and
(d)No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).
15.3    COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16
GENERAL PROVISIONS
16.1    RIGHTS OF PARTICIPANTS.
(a)    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
(b)    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
(c)    Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.
(d)    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.
16.2    WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
16.3    SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.
(a)    General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)    Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable, as applicable.
(c)    Allocation Among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company determine which Awards or portions thereof will be subject to such exemptions.
(d)    Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):
(1)the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and
(2)the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.
(e)    Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).
16.4    UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.
16.5    RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
16.6    EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7    TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
16.8    GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.9    FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
16.10    GOVERNMENT AND OTHER REGULATIONS.
(a)    Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
(b)    Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
16.11    GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.
16.12    SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
16.13    NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
The foregoing is hereby acknowledged as being the Torchmark Corporation 2018 Incentive Plan as adopted by the Board on February 26, 2018 and by the stockholders on ____________, 2018.

TORCHMARK CORPORATION
By:    ______________________________________
Its:    ______________________________________

Torchmark Corporation
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR the Election of Directors, Items 2, 3 and 4.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Charles E. Adair	☐	☐	☐	1.8 Larry M. Hutchison	☐	☐	☐
1.2 Linda L. Addison	☐	☐	☐	1.9 Robert W. Ingram	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.3 Marilyn A. Alexander	☐	☐	☐	1.10 Steven P. Johnson	☐	☐	☐
1.4 Cheryl D. Alston	☐	☐	☐	1.11 Darren M. Rebelez	☐	☐	☐
1.5 David L. Boren	☐	☐	☐	1.12 Lamar C. Smith	☐	☐	☐
1.6 Jane M. Buchan	☐	☐	☐	1.13 Mary E. Thigpen	☐	☐	☐
1.7 Gary L. Coleman	☐	☐	☐	1.14 Paul J. Zucconi	☐	☐	☐

2. Ratification of Auditors: ☐ For ☐ Against ☐ Abstain

3. Approval of Torchmark Corporation 2018 Incentive Plan: ☐ For ☐ Against ☐ Abstain

4. Approval of 2017 Executive Compensation: ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TORCHMARK CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 26, 2018
10:00 a.m. (CDT)

3700 South Stonebridge Drive
McKinney, Texas 75070

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders: The Proxy Statement and the 2017 Annual Report are available at: http://www.torchmarkcorp.com/investors/annualreports.

Torchmark Corporation

proxy

The undersigned hereby appoints Gary L. Coleman and Larry M. Hutchison, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on the 26th day of April, 2018 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), the Torchmark Corporation Savings and Investment Plan (TPP) and the American Income Life Insurance Company Agent Stock Purchase Plan (AIL ASPP), will be voted in the manner specified and in the discretion of the persons named above or such agents or trustees on such other matters as may properly come before the meeting.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/tmk
Use the Internet to vote your proxy until 11:59 p.m. (CDT) on April 25, 2018.

TELEPHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on April 25, 2018.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Voting cutoff for Internet, Telephone and Mail is 11:59 p.m. (CDT) on April 23, 2018 for the TPP and the AIL ASPP.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.